Filed pursuant to Rule 424(b)(3)
Registration Nos. 333-169682-01
333-169682

Product Prospectus Supplement to the Prospectus dated September 30, 2010

Nomura America Finance, LLC

Senior Global Medium-Term Notes, Series A

Fully and Unconditionally Guaranteed

by Nomura Holdings, Inc.

Cash-Settled Reverse Exchangeable Notes Linked to an Equity Security, an Equity Index, a Share of an Exchange Traded Fund or Other Equity Instrument or Measure

GENERAL TERMS

Nomura America Finance, LLC (“we” or “us”) may offer and sell from time to time cash-settled reverse exchangeable notes of any maturity (the “notes”) that will be linked to the performance of an equity security, an equity index, a share of an exchange traded fund or other equity instrument or measure (each, a “reference asset”) specified in the relevant pricing supplement. The prospectus dated September 30, 2010 and this product prospectus supplement describe terms that will apply generally to the notes, including any notes you purchase. A separate pricing prospectus supplement, which we refer to as a “pricing supplement,” and, if applicable, a free writing prospectus, will describe the terms that will apply specifically to your notes, including any changes to the terms described below. If the terms described in the relevant pricing supplement are inconsistent with those described here or in the accompanying prospectus, the terms described in the relevant pricing supplement will control. The notes are not ordinary debt securities; you could lose some or all of your investment in the notes. You should carefully consider whether the notes are suited to your particular circumstances.

Your notes will bear interest at a fixed rate specified in the relevant pricing supplement. At maturity, you will receive a cash payment equal to either the principal amount of the notes or, under the circumstances described in this product prospectus supplement and the relevant pricing supplement, an amount in cash based on the performance of the reference asset. On the maturity date, you will also receive any accrued and unpaid interest. If the value of the reference asset declines over the term of the notes, the amount in cash that you may be paid at maturity in addition to accrued and unpaid interest, if any, will be less than the principal amount of your notes, and may be zero. In addition, you will not participate in any appreciation in value of the reference asset.

All notes we issue will be fully and unconditionally guaranteed by Nomura Holdings, Inc. (“Nomura”). Each note we issue will be denominated in, and will pay principal and interest in, U.S. dollars unless we state otherwise in the relevant pricing supplement. Your notes will mature on the stated maturity date specified in the relevant pricing supplement, subject to postponement in certain circumstances. The relevant pricing supplement will also specify the interest payment date or dates for your notes and other material terms that apply to your notes, including terms we describe in this product prospectus supplement. The relevant pricing supplement will specify the minimum initial investment amount, if any, of the notes.

Your investment in the notes involves certain risks. See “Additional Risk Factors Specific to the Notes” beginning on page PS-4 to read about investment risks relating to the notes.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the accuracy or adequacy of this product prospectus supplement or the accompanying prospectus. Any representation to the contrary is a criminal offense.

The price at which you purchase the notes may include a selling concession and the costs that we (or one of our affiliates) expect to incur in the hedging of our market risk under the notes. As a result, if the price at which you purchase your notes includes a selling concession or hedging costs, assuming no change in market conditions or any other relevant factors, the price, if any, at which you may be able to sell your notes prior to maturity will likely be less than your original purchase price.

We will use this product prospectus supplement in the initial sale of the notes. In addition, Nomura Securities International, Inc. or another of our affiliates may use this product prospectus supplement in a market-making transaction in the notes after their initial sale. Unless we or our agent inform the purchaser otherwise in the confirmation of sale, this product prospectus supplement is being used in a market-making transaction.

We are not a bank, and the notes will not constitute deposits insured by the U.S. Federal Deposit Insurance Corporation or any other U.S. governmental agency or instrumentality.

Nomura

Product Prospectus Supplement dated November 23, 2011.

In this product prospectus supplement, when we refer to the “notes,” including your notes, we mean the notes described in this product prospectus supplement unless the context otherwise requires. Also, references to the “accompanying prospectus” mean our accompanying prospectus, dated September 30, 2010. References to the “relevant pricing supplement” mean the pricing supplement that describes the specific terms of your notes.

The Notes Are Part of a Series

The notes are part of a series of senior debt securities entitled “Senior Global Medium-Term Notes, Series A,” that we may issue under our guaranteed senior debt indenture, dated as of September 30, 2010, among us, as issuer, Nomura, as guarantor, and Deutsche Bank Trust Company Americas, as trustee, as amended from time to time (the “indenture”). The notes are “indexed senior debt securities,” as defined in the accompanying prospectus. This product prospectus supplement summarizes financial and other terms that apply generally to the notes, including your notes. We describe terms that apply generally to all Series A medium-term notes in “Description of Debt Securities and Guarantee” in the accompanying prospectus. The terms described here supplement those described in the accompanying prospectus and, if the terms described here are inconsistent with those described there, the terms described here are controlling.

Please note that the information about the settlement or trade dates, issue price, agent’s discount and commission and net proceeds to us in the relevant pricing supplement relates only to the initial issuances and sales of the relevant notes. If you purchase your notes in a market-making transaction after any initial issuance and sale, information about the sale to you will be provided in a separate confirmation of sale.

Specific Terms Will Be Described in Pricing Supplements

The specific terms of your notes will be described in the relevant pricing supplement accompanying this product prospectus supplement. The terms described there supplement those described here and in the accompanying prospectus. If the terms described in the relevant pricing supplement are inconsistent with those described here or in the accompanying prospectus, the terms described in the relevant pricing supplement are controlling. The relevant pricing supplement will specify, among other things, the stated maturity date of your notes, the aggregate principal amount offered, the type of reference asset and other material terms that will apply to your notes, including terms we describe in this product prospectus supplement. You must read the relevant pricing supplement, together with this product prospectus supplement and the accompanying prospectus, to fully understand the terms of and risks associated with any notes in which you are considering an investment.

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Product Prospectus Supplement

Summary Information	PS-1

Additional Risk Factors Specific to the Notes	PS-4

General Terms of the Notes	PS-18

Hypothetical Examples	PS-36

Use of Proceeds And Hedging	PS-37

Reference Asset Issuer or Sponsor	PS-38

Historical Reference Asset Information	PS-40

Supplemental Discussion of U.S. Federal Income Tax Consequences	PS-41

Employee Retirement Income Security Act	PS-46

Prospectus dated September 30, 2010

ABOUT THIS PROSPECTUS	1

LIMITATIONS ON ENFORCEMENT OF U.S. LAWS	1

WHERE YOU CAN FIND MORE INFORMATION	2

FORWARD-LOOKING STATEMENTS	3

PROSPECTUS SUMMARY	5

RISK FACTORS	7

USE OF PROCEEDS AND HEDGING	14

RATIO OF EARNINGS TO FIXED CHARGES	14

NOMURA HOLDINGS, INC.	15

NOMURA AMERICA FINANCE, LLC	15

DESCRIPTION OF DEBT SECURITIES AND GUARANTEE	16

UNITED STATES TAXATION	58

JAPANESE TAXATION	74

BENEFIT PLAN INVESTOR CONSIDERATIONS	75

PLAN OF DISTRIBUTION	77

VALIDITY OF THE SECURITIES AND GUARANTEES	84

EXPERTS	84

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SUMMARY INFORMATION

Issuer:	Nomura America Finance, LLC.

Guarantor:	Nomura Holdings, Inc.

Agent:	Nomura Securities International, Inc.

Issue:	Senior Global Medium-Term Notes, Series A.

Reference Asset:	The relevant pricing supplement will specify the reference asset to which your notes are linked. The reference asset may be:

•	a share of a company’s common stock,

•	an American Depositary Share (“ADS”),

•	an index of equity securities (an “index”),

•	a share of an exchange traded fund (each exchange traded fund, an “ETF”), or

•	any other equity instrument or measure.

We refer to shares of common stock and ADSs as “equity securities” in this product prospectus supplement.

If the reference asset is an ADS, the term “issuer” refers to the issuer of the shares underlying the ADS. We refer to the underlying shares represented by an ADS as “foreign stock.” If the reference asset is a share of an ETF, we refer to the index that such ETF tracks as the “underlying index” and to the securities that comprise such ETF as “component securities.” If the reference asset is an index, we refer to the securities that comprise such index as the “underlying securities.”

Depending on the type of reference asset, it may be measured by its price, as in the case of an equity security or share of an ETF, or by a reported level, as in the case of an index. We refer to the price or level, as applicable, of the reference asset, as its “value.”

The reference asset may be subject to adjustment as described under “General Terms of the Notes—Modification of the Reference Asset or Unavailability of the Price or Level of the Reference Asset” and “General Terms of the Notes—Anti-Dilution Adjustments—Anti-Dilution Adjustments for Reference Assets Consisting of an Equity Security—Reorganization Events” in this product prospectus supplement.

Minimum Initial Investment Amount:	As specified in the relevant pricing supplement.

Denominations:	Unless otherwise specified in the relevant pricing supplement, the notes will be issued in denominations of $1,000 and integral multiples thereof.

Trade Date:	As specified in the relevant pricing supplement.

Original Issue Date:	As specified in the relevant pricing supplement.

Stated Maturity Date:	As specified in the relevant pricing supplement. The actual maturity date of your notes may be different if postponed as described under “General Terms of the Notes—Market Disruption Events” in this product prospectus supplement, unless otherwise specified in the relevant pricing supplement.

Initial Value:	Unless otherwise specified in the relevant pricing supplement, the initial value of the reference asset will be the closing value of such reference asset on the initial valuation date. The initial value of the reference asset may be subject to adjustment as described under “General Terms of the Notes—Anti-Dilution Adjustments” in this product prospectus supplement.

Initial Valuation Date:	As specified in the relevant pricing supplement.

Final Value:	Unless otherwise specified in the relevant pricing supplement, the final value of the reference asset will be the closing value of the reference asset on the final valuation date.

Final Valuation Date:	Unless otherwise specified in the relevant pricing supplement, the final valuation date will be the third scheduled trading day prior to the stated maturity date specified in the relevant pricing supplement, subject to postponement as described under “General Terms of the Notes—Market Disruption Events” in this product prospectus supplement.

Scheduled Trading Day:	As described under “General Terms of the Notes—Special Calculation Provisions” in this product prospectus supplement.

Interest Rate (coupon):	As specified in the relevant pricing supplement.

Interest Payment Dates:	As specified in the relevant pricing supplement.

Cash Settlement Amount:	Unless otherwise specified in the relevant pricing supplement, at maturity, for each $1,000 principal amount of the notes, you will receive accrued and unpaid interest and a cash settlement amount equal to:

•	if

¡	the final value of the reference asset is equal to or greater than the initial value of the reference asset, or

¡

the trading value of the reference asset (if continuous monitoring is applicable to your notes) or the closing value of the reference asset (if closing value monitoring is applicable to your notes) does not fall below the barrier value on any trading day during the monitoring period,

$1,000, or

•	if

¡	the final value of the reference asset is less than the initial value of the reference asset, and

¡

the trading value of the reference asset (if continuous monitoring is applicable to your notes) or the closing value of the reference asset (if closing value monitoring is applicable to your notes) is less than the barrier value on any trading day during the monitoring period, the reference asset value amount.

The relevant pricing supplement will specify whether closing value monitoring, continuous monitoring, or another method of monitoring the reference asset is applicable to your notes.

The reference asset value amount that you may be paid will be less than the principal amount of the notes and may be zero. Accordingly, you could lose all or a substantial amount of your investment in the notes. The cash settlement amount, however, will never be less than $0.

Reference Asset Value Amount:	Unless otherwise specified in the relevant pricing supplement, the reference asset value amount will be an amount in cash equal to (i) the reference asset calculation amount times (ii) the final value of the reference asset.

Reference Asset Calculation Amount:	Unless otherwise specified in the relevant pricing supplement, for each $1,000 principal amount of the notes, the reference asset calculation amount will be equal to (i) $1,000 divided by (ii) the initial value of the reference asset. The reference asset calculation amount may be subject to adjustment as described under “General Terms of the Notes—Anti-Dilution Adjustments” in this product prospectus supplement.

Barrier Value:	The barrier value will be a fixed percentage of the initial value of the reference asset specified in the relevant pricing supplement. For example, the relevant pricing supplement may specify that the barrier value is equal to 80% of the initial value of the reference asset. The barrier value may be subject to adjustment as described under “General Terms of the Notes—Anti-Dilution Adjustments” in this product prospectus supplement.

Monitoring Period:	As specified in the relevant pricing supplement, and subject to postponement as described under “General Terms of the Notes—Market Disruption Events” in this product prospectus supplement. For example, the monitoring period may:

•	include the period from the trade date through the final valuation date,

•	be limited to the final valuation date,

•	be a list of observation dates, or

•	be of any other length specified in the relevant pricing supplement.

Trading Value:	The trading price or trading level, as applicable, of the reference asset, as described under “General Terms of the Notes—Special Calculation Provisions—Trading Price” and “General Terms of the Notes—Special Calculation Provisions—Trading Level” in this product prospectus supplement, unless otherwise specified in the relevant pricing supplement.

Closing Value:	The closing price or closing level, as applicable, of the reference asset, as described under “General Terms of the Notes—Special Calculation Provisions—Closing Price” and “General Terms of the Notes—Special Calculation Provisions—Closing Level” in this product prospectus supplement, unless otherwise specified in the relevant pricing supplement.

Trading Day:	Unless otherwise specified in the relevant pricing supplement, as defined under “General Terms of the Notes—Special Calculation Provisions—Trading Day” in this product prospectus supplement.

CUSIP/ISIN:	As specified in the relevant pricing supplement.

Clearance and Settlement:	Unless otherwise specified in the relevant pricing supplement, the notes will clear through The Depository Trust Company (“DTC”) (including through its indirect participants Euroclear and Clearstream, Luxembourg as described under “Description of Debt Securities and Guarantee—Legal Ownership and Book-Entry Issuance—Global Security” in the accompanying prospectus).

Listing:	Unless otherwise specified in the relevant pricing supplement, your notes will not be listed on any securities exchange.

Calculation Agent:	Unless otherwise specified in the relevant pricing supplement, Nomura Securities International, Inc.

Other Costs of Acquiring the Notes:	The broker-dealer through which you acquire the notes may charge you a commission, a fee based on the value of your assets managed by them or some other fee or compensation arrangement. In considering whether any particular offering of our notes is appropriate for you, you should consider those costs and fees, in addition to the other information contained in this product prospectus supplement and the relevant pricing supplement.

ADDITIONAL RISK FACTORS SPECIFIC TO THE NOTES

An investment in the notes is subject to the risks described below, as well as the risks described under “Risk Factors” in the accompanying prospectus, dated September 30, 2010. The notes are not secured debt and are riskier than ordinary unsecured debt securities. Also, investing in the notes is not equivalent to investing directly in the reference asset to which your notes are linked. You could lose some or all of your investment. You should carefully consider whether the notes are suited to your particular circumstances.

Please note that in this section titled “Additional Risk Factors Specific to the Notes,” references to “holders” mean those who own notes registered in their own names, on the books that we, Nomura or the trustee maintain for this purpose, and not those who own beneficial interests in notes registered in street name or in notes issued in book-entry form through DTC or another depositary. Owners of beneficial interests in the notes should read the section entitled “Description of Debt Securities and Guarantee—Legal Ownership and Book-Entry Issuance” in the accompanying prospectus.

This product prospectus supplement should be read together with the accompanying prospectus, dated September 30, 2010, and any relevant pricing supplement. The information in the accompanying prospectus is supplemented by, and to the extent inconsistent therewith replaced and superseded by, the information in this product prospectus supplement and in any relevant pricing supplement. This section describes some of the risks relating to an investment in the notes. We urge you to read the following information about these risks, together with the other information in this product prospectus supplement, the accompanying prospectus and the relevant pricing supplement before investing in the notes.

You May Lose Your Entire Investment in the Notes

You may lose all or substantially all of your investment in the notes. If the final value of the reference asset is less than the initial value of the reference asset, and the trading value of the reference asset (if continuous monitoring is applicable to your notes) or the closing value of the reference asset (if closing value monitoring is applicable to your notes) decreases below the barrier value on any trading day during the monitoring period, the cash settlement amount you will receive at maturity, in addition to accrued and unpaid interest, if any, will be the reference asset value amount, which will be a cash payment based on the performance of the reference asset on the final valuation date, subject to adjustment as described under “General Terms of the Notes—Anti-Dilution Adjustments” below. The reference asset value amount will be less than the principal amount of your notes and may be zero. If the trading value of the reference asset (if continuous monitoring is applicable to your notes) or the closing value of the reference asset (if closing value monitoring is applicable to your notes) decreases below the barrier value on any trading day during the monitoring period, you will be fully exposed to any decrease in the value of the reference asset on the final valuation date. You should not invest in the notes unless you can withstand the loss of some or all of your investment in the notes.

You Are Subject to Nomura’s Credit Risk, and the Value of Your Notes May Be Adversely Affected by Negative Changes in the Market’s Perception of Nomura’s Creditworthiness

By purchasing the notes, you are making, in part, a decision about Nomura’s ability to pay you the amounts you are owed pursuant to the terms of your notes. Substantially all of our assets consist of loans to and other receivables from Nomura and its subsidiaries. Our obligations under your notes are also guaranteed by Nomura. Therefore, as a practical matter, our ability to pay you amounts we owe on the notes is directly or indirectly linked solely to Nomura’s creditworthiness. In addition, the market’s perception of Nomura’s creditworthiness generally will directly impact the value of your notes. If Nomura becomes or is perceived as becoming less creditworthy following your purchase of notes, you should expect that they will decline in value in the secondary market, perhaps substantially. If you sell your notes in the secondary market in such an environment, you may incur a substantial loss.

Because Nomura Is a Holding Company, Your Right to Receive Payments on Nomura’s Guarantee of the Notes Is Subordinated to the Liabilities of Nomura’s Other Subsidiaries

The ability of Nomura to make payments, as guarantor, on the notes, depends upon Nomura’s receipt of dividends, loan payments and other funds from subsidiaries. In addition, if any of Nomura’s subsidiaries becomes insolvent, the direct creditors of that subsidiary will have a prior claim on its assets, and Nomura’s rights and the rights of Nomura’s creditors, including your rights as an owner of the notes, will be subordinate to that prior claim.

Nomura’s subsidiaries are subject to various laws and regulations that may restrict Nomura’s ability to receive dividends, loan payments and other funds from its subsidiaries. In Japan, Nomura Securities Co., Ltd., as a securities company, is required to maintain an “adjusted capital” ratio at specified levels. In the United States, Nomura Securities International, Inc. is subject to certain minimum net capital requirements and capital adequacy requirements. In the United Kingdom, Nomura International plc is regulated by the U.K. Financial Services Authority and is subject to the capital requirements of that authority. In addition, certain of Nomura’s other subsidiaries are subject to securities and banking regulations and capital adequacy requirements promulgated by the regulatory and exchange authorities of the countries in which those subsidiaries operate. As a result, Nomura’s ability to receive funds from those subsidiaries may be limited, and Nomura’s ability to pay on its guarantee of the notes may also be limited.

You Will Not Benefit from Any Appreciation in the Reference Asset Above the Initial Value of the Reference Asset, and the Maximum Payment You May Receive at Maturity Is Limited to the Principal Amount of the Notes, Plus Accrued and Unpaid Interest

Even though you are subject to the risk of a decline in the value of the reference asset, you will not participate in any appreciation of the value of the reference asset over the term of the notes. Even if the final value of the reference asset exceeds the initial value of the reference asset, at maturity, you will receive no more than the principal amount of your notes plus accrued and unpaid interest. Accordingly, your return on the notes may be less than your return would be if you made an investment in a security directly linked to the performance of the reference asset.

Your Return May Be Lower Than the Return on Other Debt Securities of Comparable Maturity

The return that you will receive on your notes, which could be negative, may be less than the return you could earn on other investments. The cash settlement amount you will receive at maturity will not exceed the principal amount and may be significantly less than the principal amount of the notes and may be as low as $0. Accordingly, even after considering the interest payment or payments you will receive on the notes, the overall return you earn on your notes could be less than what you would have earned by investing in a traditional interest-bearing debt security with the same stated maturity date.

The notes offer a higher stated interest rate than the return that would be payable on a conventional debt security with the same stated maturity date issued by us or an issuer of comparable credit quality because you, the investor in the notes, in effect sell a put option to us on the reference asset. The higher stated interest rate is, in effect, a payment made to you for the embedded put option, which is paid because you are willing to take on the substantial risk of a decline in the value of the reference asset. The higher stated interest rate may be lower than the put option amount that would be charged by an entity that is in the business of selling put options to other participants in the financial markets. As a result, the return on your notes as a whole may be less than what you would have earned by investing in other securities or instruments.

Owning the Notes Is Not the Same as Owning the Reference Asset or a Security Directly Linked to the Performance of the Reference Asset or Its Component Securities or Underlying Securities

The return on your notes will not reflect the return you would realize if you actually owned the reference asset or a security directly linked to the performance of the reference asset or its component securities or underlying securities, as applicable, and held that investment for a similar period because, for example, the maximum amount you will be paid on your notes at maturity will be limited to the principal amount of the notes plus accrued and unpaid interest, and the cash settlement amount will not include dividends or other distributions on the reference asset.

The Reference Asset Will Be Subject to Various Business and Market Risks

The issuer of the reference asset or, if the reference asset is an index or a share of an ETF, each company whose securities are the component securities of such ETF or underlying securities of such index, is subject to various business and market risks that may adversely affect the value of the reference asset. Consequently, the value of the reference asset may fluctuate depending on the markets in which such issuer operates. The value of the reference asset can rise or fall sharply due to factors specific to the reference asset and the reference asset issuer, such as equity price volatility, earnings, financial conditions, corporate, industry and regulatory developments, management changes and decisions and other events, and by general market factors, such as general stock market volatility and levels, interest rates and economic and political conditions. You should familiarize yourself with the business and market risks faced by the reference asset issuer, the component securities issuers, or the underlying securities issuers, as applicable, and consider those risks, along with the risks described here and in the relevant pricing supplement, in considering whether to invest in the notes. See “Reference Asset Issuer or Sponsor” below.

Your Investment in the Notes May Be Subject to Concentration Risks

If the reference asset is an equity security, you will be exposed to declines in the value of that reference asset, even if that reference asset substantially underperforms other companies in the same business sector, market or country. In addition, if the reference asset is a share of an ETF or an index, the component securities of such ETF or the underlying securities of such index may be stocks of companies representing a particular market sector, a particular geographic region or some other sector. As a result, your investment in the notes may be concentrated in a single issuer or sector. Although your investment in the notes will not result in the ownership or other direct interest in an equity security or in component securities of an ETF or the underlying securities of an index, the return on your investment in the notes will be subject to certain risks similar to those associated with direct equity investments in a single equity security that is a reference asset or the market, geographic region or sector represented by the relevant component securities or underlying securities. Therefore, the notes may not perform as well as a more diversified investment.

Assuming No Changes in Market Conditions or Any Other Relevant Factors, the Market Value of the Notes Prior to the Maturity Date May Be Significantly Less Than the Issue Price

The notes are designed to be held to maturity. If you attempt to sell your notes in the secondary market, the price, if any, at which you may be able to sell your notes prior to maturity may be less and may be significantly less than the issue price. There are a number of reasons for this. First, the notes are issued at a discount, sometimes called an underwriting discount or agent’s discount. Any secondary market transaction would deduct this discount from the secondary market price and you may be charged a commission or other fee by your broker for the secondary market transaction. Second, the terms of the notes include one or more embedded options or other derivative instruments, and the issue price reflects, among other things, our costs of hedging our obligations under the notes. The price at which a secondary market participant would be willing to purchase your notes would include such person’s own evaluation of the notes, including the embedded options or derivatives. On the trade date for your notes, the secondary market value of your notes will be less and may be significantly less than the issue price. As a result, the price, if any, at which you may be able to sell your notes prior to maturity will likely be less and may be significantly less than your original purchase price.

The Costs of Acquiring the Notes May Reduce the Return on Your Notes

The broker-dealer through which you acquire the notes may charge you a commission, a fee based on the value of your assets managed by them or some other fee or compensation arrangement. The costs of acquiring the notes may be substantial, and may reduce the return you receive on your notes. Therefore you should consider these costs and fees in addition to the information in this product prospectus supplement and the relevant pricing supplement when determining whether the notes are an appropriate investment for you.

Our or Our Affiliates’ Hedging and Trading Activities May Adversely Affect the Market Value of the Notes

As described below under “Use of Proceeds and Hedging,” we or one or more of our affiliates may hedge our obligations under the notes by entering into transactions involving purchases of the reference asset, equity securities, shares of an ETF, the underlying securities, foreign stock, or the component securities, as the case may be, or by purchasing futures and/or other derivative instruments linked to the reference asset, equity securities, an equity index, shares of an ETF, foreign stock, the underlying securities, the underlying index or component securities, as the case may be. We also expect that we or one or more of our affiliates will adjust these hedges by, among other things, purchasing or selling any of the foregoing, and perhaps other instruments linked to any of the foregoing at any time and from time to time, and unwind the hedge by selling any of the foregoing on or before the final valuation date for the notes. Our affiliates’ hedging activities may result in our or our affiliates’ receiving a substantial return on these hedging activities even if your investment in the notes results in a loss to you.

These hedging activities could adversely affect the value of the reference asset and, therefore, the market value of the notes and the cash settlement amount payable at maturity. We or one or more of our affiliates may also issue or underwrite other securities or financial or derivative instruments with returns linked or related to changes in the performance of the reference asset, equity securities, an equity index, shares of an ETF, foreign stock, the underlying securities, the underlying index or the component securities, as the case may be. By introducing competing products into the marketplace in this manner, we or one or more of our affiliates could adversely affect the market value of the notes and the cash settlement amount payable at maturity.

Our Market-Making Activities Could Negatively Impact Investors in the Notes

We and our affiliates may actively make markets in and trade financial instruments for our or their own account and for the accounts of customers. By nature, market-making involves facilitating transactions among market participants that have differing views of securities and instruments. As a result, we may take positions that are inconsistent with or adverse to, the investment objectives of holders of the notes. If we become a holder of any reference asset in our capacity as a market-maker or otherwise, any actions that we take in our capacity as a holder of such reference asset may not be aligned with the interests of holders of the notes.

Other Investors in the Notes May Have Interests that Are Different From Yours

Investors in the notes are not required to take into account the interests of any other investor in exercising remedies or voting or other rights in their capacity as beneficial owners of the notes or in making requests or recommendations to us or our affiliates as to the establishment of the terms of the notes. The interests of other investors in the notes may, in some circumstances, be adverse to your interests. For example, certain investors may take short positions (directly or indirectly through derivative transactions) on assets that are the same or similar to your notes, the reference asset, equity securities, an equity index, shares of an ETF, foreign stock, the underlying securities, the underlying index or the component securities, as the case may be, which may adversely impact the market for or market value of your notes.

The Cash Settlement Amount on Your Notes Will Be Determined by the Reference Asset Performance on the Final Valuation Date, Subject to Certain Other Terms of Your Notes

If the trading value of the reference asset (if continuous monitoring is applicable to your notes) or the closing value of the reference asset (if closing value monitoring is applicable to your notes) decreases below the barrier value during the monitoring period, the cash settlement amount, if any, that will be paid on your notes on the maturity date will be determined based on the closing value of the reference asset on the final valuation date, and you will not benefit from the value of the reference asset at any time other than the final valuation date. For example, if the closing value of the reference asset dropped precipitously on the final valuation date, the cash settlement amount for the notes would be significantly less than it would otherwise have been had the cash settlement amount been linked to the closing value of the reference asset prior to such date. As a result, it is possible that the cash settlement amount may be substantially less than the payment you would have received if you had invested in a note with a different final valuation date.

There May Not Be an Active Trading Market for the Notes—Sales in the Secondary Market May Result in Significant Losses

There may be little or no secondary market for the notes. Unless otherwise specified in the relevant pricing supplement, the notes will not be listed on any securities exchange. Nomura Securities International, Inc. and other affiliates of ours currently intend to make a market for the notes, but they are not required to do so. Nomura Securities International, Inc. or any other affiliate of ours may stop any such market-making activities at any time. Even if a secondary market for the notes develops, it may not provide significant liquidity or trade at prices advantageous to you. We expect that transaction costs in any secondary market would be high. As a result, the difference between bid and ask prices for your notes in any secondary market could be substantial.

Furthermore, if you sell your notes, you will likely be charged a commission for secondary market transactions.

If you sell your notes before the maturity date, you may have to do so at a substantial discount from the issue price and as a result you may suffer substantial losses. See “—Assuming No Changes in Market Conditions or Any Other Relevant Factors, the Market Value of the Notes Prior to the Maturity Date May Be Significantly Less Than the Issue Price” above.

The Market Value of Your Notes May Be Influenced by Many Unpredictable Factors

In addition to the hedging and trading risks described above, and our and Nomura’s creditworthiness, the value of the notes in the secondary market will be affected by the supply of and demand for the notes, the value of the reference asset, and a number of other factors. Some of these factors are interrelated in complex ways. As a result, the effect of any one factor may be offset or magnified by the effect of another factor. The following describes certain factors that we expect to have an impact on the market value of the notes, assuming all other conditions remain constant.

•

Value of the reference asset.  We expect that the market value of the notes at any given time will likely depend substantially on the changes in the price or level, as applicable, of the reference asset, including whether such price or level, as applicable, approaches or falls below the barrier value on any trading day during the monitoring period. For example, decreases in the value of the reference asset may cause a decrease in the market value of the notes because of the expectation that the cash settlement amount of the notes will decrease. If you choose to sell notes when the value of the reference asset has decreased below the initial value, you are likely to receive less than the amount you originally invested. The value of the reference asset will be influenced by complex and interrelated political, economic, financial and other factors that can affect the equity markets on which the reference asset, or the underlying securities or component securities of the reference asset, are traded.

•

Volatility of the reference asset.  Volatility is the term used to describe the size and frequency of market fluctuations. If the implied volatility of the value of the reference asset changes, the market value of the notes may change.

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Interest rates.  The interactions of interest rates and the equity markets are unpredictable. Investors in the notes must make their own determinations as to how the possible future effects of changes in interest rates will affect the reference asset and the notes. Finally, interest rates may also affect the economies of the United States or other countries in which the equity securities that are a reference asset, or that are underlying securities or component securities of a reference asset, are traded or listed, as applicable.

•	Exchange rates. See “—You May Be Subject to Currency Exchange Rate Risk” below.

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Time premium or discount.  As a result of a “time premium or discount,” the notes may trade at a value above or below that which would be expected based on the level of interest rates and the value of the reference asset the longer the time remaining to maturity. A time premium or discount results from expectations concerning the value of the reference asset prior to the maturity of the notes. However, as the time remaining to maturity decreases, this time premium or discount may diminish, thereby increasing or decreasing the market value of the notes.

•	Time to interest payment. The proximity in time to an interest payment may affect the market value of the notes.

In addition, economic, financial, political, military, regulatory, legal and other events that affect the applicable equity markets may affect the value of the reference asset and, therefore, the market value of the notes. If the reference asset is a share of an ETF, the ETF is subject to management risk, which is the risk that the investment strategy employed by a fund’s investment advisor may not produce the intended results, including that the ETF may fail to track closely the underlying index.

In addition, your notes may trade quite differently from the reference asset. Changes in the value of the reference asset may not result in comparable changes in the market value of your notes. Even if the value of the reference asset increases from the initial value of the reference asset during the term of the notes, the market value of the notes prior to maturity may not increase to the same extent. It is also possible for the market value of the notes prior to maturity to decrease while the value of the reference asset increases. If you sell your notes prior to maturity, you may receive less than the principal amount of your notes.

The Market Value of Your Notes May Decrease at an Accelerated Rate as the Value of the Reference Asset Approaches and Drops Below the Barrier Value

When the value of the reference asset decreases from the initial value of the reference asset to a value near the barrier value for the first time, the market value of the notes may decrease at a greater rate than the market value of the reference asset. If the trading value or closing value, as applicable, of the reference asset falls to prices or levels, as applicable, that are near or below the barrier value, we expect that the market value of the notes will decrease, to reflect the fact that you may receive at maturity a cash settlement amount with a value that is less than the principal amount of your notes. All other factors remaining constant, the greater the number of days in the monitoring period for your notes, the more likely it will be that the trading value or closing value, as applicable, of the reference asset will fall below the applicable barrier value.

We Will Not Hold the Reference Asset for Your Benefit

The indenture and the terms governing your notes do not contain any restriction on our ability or the ability of any of our affiliates to sell, pledge or otherwise convey all or any portion of a reference asset that is an equity security or a share of an ETF or any component securities or underlying securities of the reference asset, as applicable, that we or they may acquire. Neither we nor our affiliates will pledge or otherwise hold any assets for your benefit. Consequently, in the event of our bankruptcy, insolvency or liquidation, any of those assets that we own will be subject to the claims of our creditors generally and will not be available for your benefit specifically.

You Will Not Have Any Shareholder Rights or Rights to Receive Any Reference Asset or Component Securities or Underlying Securities of a Reference Asset

Investing in the notes will not make you a holder of any reference asset or any component securities or underlying securities of a reference asset. Neither you nor any other holder or owner of your notes will have any voting rights, any right to receive dividends or other distributions or any other rights with respect to the reference asset or the underlying securities or component securities of the reference asset, as applicable. Your notes will be paid in cash, and you will have no right to receive delivery of any reference asset or any component securities or underlying securities of a reference asset.

Our or Our Affiliates’ Business Activities May Create Conflicts of Interest

As noted above under “—Our or Our Affiliates’ Hedging and Trading Activities May Adversely Affect the Market Value of the Notes,” we and our affiliates expect to engage in hedging and trading activities related to the reference asset that are not for the account of holders of the notes or on their behalf. These hedging and trading activities may present a conflict between the holders’ interests in the notes and the interests we and our affiliates will have in our and their proprietary accounts, in facilitating transactions, including options and other derivatives transactions, for their customers and in accounts under their management. These hedging and trading activities, if they influence the value of the reference asset, could be adverse to the interests of the holders of the notes. Any of these activities by us or one or more of our affiliates may affect the value of the reference asset or its component securities or underlying securities, as applicable and, therefore, the market price of the notes.

We and one or more of our affiliates may, currently or in the future, engage in business with the issuer of a reference asset, including making loans to or providing advisory services to such companies, including investment banking and merger and acquisition advisory services. These activities may present a conflict between our or one or more of our affiliates’ obligations and your interests as a holder of the notes. Moreover, we and our affiliates may have published, and in the future may publish, research reports that relate to the reference asset. This research is modified from time to time without notice and may express opinions or provide recommendations that are inconsistent with purchasing or holding the notes. Any of these activities by us or one or more of our affiliates may affect the value of the reference asset and, therefore, the market value of the notes and the cash settlement amount payable at maturity.

You Must Rely on Your Own Evaluation of the Merits of an Investment Linked to the Reference Asset

In the ordinary course of their business, our affiliates may have expressed views on expected movements in the reference asset, or the component securities or underlying securities of a reference asset, as applicable, and may do so in the future. These views or reports may be communicated to our clients and clients of our affiliates. However, these views are subject to change from time to time. Moreover, other professionals who transact business in markets relating to any reference asset may at any time have significantly different views from those of our affiliates. For these reasons, you are encouraged to derive information concerning the reference asset from multiple sources, and you should not rely solely on views expressed by us or our affiliates.

If Your Notes Are Linked to an Equity Security or a Share of an ETF, You Will Have Limited Anti-Dilution Protection

If your notes are linked to an equity security or a share of an ETF, for certain corporate events affecting the reference asset the calculation agent may make adjustments to the reference asset calculation amount, the initial value of the reference asset and the barrier value applicable to such reference asset. However, the calculation agent will not make an adjustment in response to all events that could affect the reference asset. Different calculation agents may exercise their discretion differently, and different notes or other instruments that are subject to anti-dilution adjustments may provide for additional, fewer, or different adjustments than those provided in your notes. You should understand fully these adjustments before making an investment in the notes. If an event occurs that does not require the calculation agent to make an adjustment, the value of the notes may be materially and adversely affected. In addition, all determinations and calculations concerning any such adjustment will be made by the calculation agent. You should refer to “General Terms of the Notes—Anti-Dilution Adjustments” and “General Terms of the Notes—Role of Calculation Agent” in this product prospectus supplement for a description of the items that the calculation agent is responsible for determining.

There Are Potential Conflicts of Interest Between You and the Calculation Agent

The calculation agent will, among other things, determine the cash settlement amount on the notes. We have initially appointed our affiliate, Nomura Securities International, Inc., to act as the calculation agent. We may change the calculation agent after the original issue date without notice to you. For a fuller description of the calculation agent’s role, see “General Terms of the Notes—Role of Calculation Agent” in this product prospectus supplement. The calculation agent will exercise its judgment when performing its functions and will make any determination required or permitted of it in its sole discretion. For example, the calculation agent may have to determine whether a market disruption event affecting the reference asset has occurred and may also have to determine the closing value or trading value, as the case may be, in such case. This determination may, in turn, depend on the calculation agent’s judgment whether the event has materially interfered with our ability or the ability of one of our affiliates to unwind our hedge positions. All determinations by the calculation agent are final and binding on you absent manifest error. Since this determination by the calculation agent will affect the cash settlement amount on the notes, the calculation agent may have a conflict of interest if it needs to make a determination of this kind, and the cash settlement amount of your notes may be adversely affected. In addition, if the calculation agent determines that a market disruption event has occurred, it can postpone any relevant valuation date or observation date, as the case may be, which may have the effect of postponing the maturity date. If this occurs, you will receive the cash settlement amount, if any, after the originally scheduled maturity date but will not receive any additional payment or any interest on such postponed cash settlement amount.

In Some Circumstances, the Payment You Receive on the Notes at Maturity May Be Based on Securities Other Than the Original Reference Asset

If the original reference asset is an equity security, then following certain corporate events relating to the issuer of the reference asset where such issuer is not the surviving entity, the cash settlement amount you receive at maturity, if any, may be based on a security of a successor to the reference asset issuer or any cash or any other assets distributed to holders of the reference asset in such corporate event, which may include securities issued by a non-U.S. company and quoted and traded in a foreign currency. The occurrence of these corporate events and the consequent adjustments may materially and adversely affect the value of the notes. We describe the specific corporate events that may lead to these adjustments and the procedures for selecting distribution property under “General Terms of the Notes—Anti-Dilution Adjustments—Anti-Dilution Adjustments for Reference Assets Consisting of an Equity Security—Reorganization Events” in this product prospectus supplement.

If Your Notes Are Linked to an Equity Security or a Share of an ETF, the Value of Your Notes May Be Adversely Affected if a Reference Asset Is Delisted or if Its Trading Is Suspended

In the event of a delisting or suspension of trading of shares of a common stock or an ETF serving as the reference asset, the calculation agent may designate a substitute reference asset. If the calculation agent determines that no substitute reference asset comparable to the reference asset exists or if such substitute reference asset selected by the calculation agent is subsequently delisted or trading in such substitute reference asset is subsequently suspended, then the calculation agent will deem the closing price of the reference asset or substitute reference asset, as the case may be, on the trading day immediately prior to its delisting or suspension to be the trading price and the closing price, as applicable, of the reference asset or substitute reference asset, as the case may be, on every remaining trading day to, and including, the final valuation date. See “General Terms of the Notes—Modification of the Reference Asset or Unavailability of the Price or Level of the Reference Asset” and “General Terms of the Notes—Role of Calculation Agent” below. No reference asset issuer or sponsor, as applicable, is involved in the offer of the notes or has any obligation to consider your interest as an owner of the notes in taking any actions that might affect the market value of your notes. Delisting or termination of the reference asset and the consequent adjustments may materially and adversely affect the value of the notes.

If the reference asset is an ADS and the ADS is no longer listed or admitted to trading on a U.S. securities exchange registered under the United States Securities Exchange Act of 1934, as amended (“Exchange Act”), nor included in the OTC Bulletin Board Service operated by the Financial Industry Regulatory Authority (“FINRA”), or if the ADS facility between the issuer of the foreign stock and the ADS depositary is terminated for any reason, the cash settlement amount you receive at maturity, if any, will be based on the foreign stock represented by the ADS or a substitute ADS, as determined by the calculation agent. Such delisting of the ADS or termination of the ADS facility and the consequent adjustments may materially and adversely affect the value of the notes. We describe such delisting of the ADS or termination of the ADS facility and the consequent adjustments under “General Terms of the Notes—Modification of the Reference Asset or Unavailability of the Price or Level of the Reference Asset—Reference Assets Consisting of an ADS” in this product prospectus supplement.

If Your Notes Are Linked to a Reference Asset That is an Index, the Value of Your Notes May Be Adversely Affected if an Index Sponsor Discontinues Publication of the Index

If the index sponsor discontinues publication of or otherwise fails to publish an index that is a reference asset, the cash settlement amount you receive at maturity, if any, may be based on a successor or substitute index that the calculation agent determines is comparable to the discontinued index. If the calculation agent determines that no successor or substitute index is available, the calculation agent will calculate the level of the index. Such discontinuation or failure to publish the reference asset and the consequent adjustments may materially and adversely affect the value of the notes. We describe such discontinuation or failure to publish the reference asset and the consequent adjustments under “General Terms of the Notes—Modification of the Reference Asset or Unavailability of the Price or Level of the Reference Asset—Reference Assets Consisting of an Index” in this product prospectus supplement.

You May Be Subject to Currency Exchange Rate Risk

Fluctuations in exchange rates may affect the value of your investment where (1) the reference asset is an ADS, which is quoted and traded in U.S. dollars, but represents a foreign stock that is quoted and traded in a foreign currency and that may trade differently from the ADS, (2) the reference asset is substituted or replaced by a security that is quoted and traded in a foreign currency, (3) the reference asset is denominated in non-U.S. dollar currencies and the closing value of the reference asset will be adjusted to reflect its U.S. dollar value by converting the value of the reference asset from the non-U.S. dollar underlying currency to U.S. dollars, or (4) the reference asset is an index denominated in one currency whose underlying stock prices are converted from one or more other currencies for purposes of calculating the level of the index. Such substitution or replacement of the reference asset by a security issued by a non-U.S. company may occur following certain corporate events affecting the reference asset (as described under “General Terms of the Notes—Anti-Dilution Adjustments—Anti-Dilution Adjustments for Reference Assets Consisting of an Equity Security—Reorganization Events” in this product prospectus supplement), or in the event of delisting or termination of a reference asset that is an ADS (as described under “General Terms of the Notes—Modification of the Reference Asset or Unavailability of the Price or Level of the Reference Asset—Reference Assets Consisting of an ADS” in this product prospectus supplement).

In recent years, the exchange rates between the U.S. dollar and some other currencies have been highly volatile, and this volatility may continue in the future. Risks relating to exchange rate fluctuations generally depend on economic and political events over which we have no control. Fluctuations in any particular exchange rate that have occurred in the past are not necessarily indicative, however, of fluctuations that may occur during the term of the notes. Changes in the exchange rate between the U.S. dollar and a foreign currency may affect the U.S. dollar equivalent of the price of the foreign stock on non-U.S. securities markets and, as a result, may affect the value of the notes. As a consequence, such fluctuations could adversely affect an investment in the notes.

In addition, foreign exchange rates can either be floating or fixed by sovereign governments. Exchange rates of the currencies used by most economically developed nations are permitted to fluctuate in value relative to the U.S. dollar and to each other. However, from time to time governments and, in the case of countries using the euro, the European Central Bank, may use a variety of techniques, such as intervention by a central bank, the imposition of regulatory controls or taxes or changes in interest rates to influence the exchange rates of their currencies. Governments may also issue a new currency to replace an existing currency or alter the exchange rate or relative exchange characteristics by a devaluation or revaluation of a currency. These governmental actions could change or interfere with currency valuations and currency fluctuations that would otherwise occur in response to economic forces, as well as in response to the movement of currencies across borders. As a consequence, these government actions could adversely affect an investment in the notes.

We will not make any adjustment or change in the terms of the notes in the event that applicable exchange rates should become fixed, or in the event of any devaluation or revaluation or imposition of exchange or other regulatory controls or taxes, or in the event of other developments affecting the U.S. dollar or any relevant foreign currency. You will bear any such risks.

If Your Notes Are Linked to a Reference Asset That Is Traded in a Foreign Currency Comprised of Underlying Securities or Component Securities Which Are Traded in Foreign Currencies, but Are Not Adjusted to Reflect Their U.S. Dollar Value, the Return on Your Notes Will Not Be Adjusted for Changes in the Foreign Currency Exchange Rate

If your notes are linked to an index or a share of an ETF, and the underlying securities or component securities, respectively, are traded in foreign currencies but are not adjusted to reflect their U.S. dollar value, the amount payable on your notes will not be adjusted for changes in the applicable foreign currency/U.S. dollar exchange rates. The cash settlement amount payable on the maturity date will be based solely upon the reference asset performance. Changes in foreign currency exchange rates, however, may reflect changes in the economy of the applicable foreign countries in which the underlying securities of an index or component securities of an ETF are listed that, in turn, may affect the final value of the reference asset. In addition, movements in interest rates of both currencies could also affect the market value of your notes prior to maturity. Any such movements may come at a cost or benefit to you depending on how currency exchange rates move during the term of the notes.

If Your Notes Are Linked to a Reference Asset That Is Listed or Located Outside of the U.S., or That Is Composed of Securities That Are Listed or Located Outside of the U.S., Your Investment in the Notes Will Be Subject to Risks Associated with Foreign Securities Markets

The reference asset or component securities or underlying securities of a reference asset may have been issued by one or more non-U.S. companies. In addition, following certain corporate events affecting the reference asset or following delisting or termination of the reference asset that is an ADS, the reference asset may be substituted or replaced by a security issued by a non-U.S. company and/or quoted and traded in a foreign currency. An investment in securities linked to the value of non-U.S. equity securities involves particular risks. Non-U.S. securities markets may be more volatile than U.S. securities markets, and market developments may affect non-U.S. securities markets differently from the U.S. securities markets. Direct or indirect government intervention to stabilize these non-U.S. securities markets, as well as cross shareholdings among non-U.S. companies, may affect trading prices and volumes in those markets. Also, there is generally less publicly available information in the U.S. about non-U.S. companies than about those U.S. companies that are subject to the reporting requirements of the SEC, and non-U.S. companies are subject to accounting, disclosure, auditing and financial reporting standards and requirements that differ from those applicable to U.S. reporting companies.

Prices of securities in non-U.S. countries are subject to political, economic, financial and social factors that may be unique to the particular country. These factors, which could negatively affect the non-U.S. securities markets, include the possibility of recent or future changes in the economic and fiscal policies of non-U.S. governments, the possible imposition of, or changes in, currency exchange laws or other non-U.S. laws or restrictions applicable to non-U.S. companies or investments in non-U.S. equity securities, the possibility of fluctuations in the rate of exchange between currencies, the possibility of outbreaks of hostility and political instability and the possibility of natural disaster or adverse public health developments in the region. Moreover, the economies of certain foreign countries may differ favorably or unfavorably from the U.S. economy in important respects, such as growth of gross national product, rate of inflation, trade surpluses or deficits, capital reinvestment, resources and self-sufficiency.

Also, certain foreign countries may be considered to be countries with emerging markets. Countries with emerging markets may have relatively less stable governments, may present the risks of nationalization of businesses, restrictions on foreign ownership and prohibitions on the repatriation of assets, and may have less protection of property rights than more developed countries. The economies of countries with emerging markets may be based on only a few industries, may be highly vulnerable to changes in local or global trade conditions, and may suffer from extreme and volatile debt burdens or inflation rates. Local securities markets may trade a small number of securities and may be unable to respond effectively to increases in trading volume, potentially making prompt liquidation of holdings difficult or impossible at times.

We describe the possible substitution or replacement of the reference asset by the security of a non-U.S. company following certain corporate events under “General Terms of the Notes—Anti-Dilution Adjustments—Anti-Dilution Adjustments for Reference Assets Consisting of an Equity Security—Reorganization Events” in this product prospectus supplement. We describe the possible substitution or replacement of a reference asset that is an ADS by the foreign stock represented by such ADS following delisting of the ADS or termination of the ADS facility under “General Terms of the Notes—Modification of the Reference Asset or Unavailability of the Price or Level of the Reference Asset—Reference Assets Consisting of an ADS” in this product prospectus supplement.

If the Relevant Pricing Supplement Specifies That Continuous Monitoring Is Applicable to Your Notes, It Is Possible That the Trading Value of the Reference Asset Will Fall Below the Barrier Value on a Trading Day During the Monitoring Period Under Circumstances That Would Not Result in the Occurrence of Such Event if Closing Value Monitoring Were Applicable

If continuous monitoring is applicable to your notes, it is possible that the trading value of the reference asset will fall below the barrier value on a trading day during the monitoring period, even if such an event would not have occurred if closing value monitoring were applicable and the determination of whether the value of the reference asset falls below the barrier value on a trading day during the monitoring period were based on the closing value of the reference asset on each trading day. Accordingly, if continuous monitoring is applicable to your notes, it may be more likely that the cash settlement amount, if any, we will pay you at maturity in addition to accrued and unpaid interest on your notes will be less than the principal amount of your notes.

The Issuer or Sponsor of the Reference Asset, as Applicable, Will Not Have Any Role or Responsibilities with Respect to the Notes

The issuer or sponsor of the reference asset, as applicable, will not have authorized or approved the notes, and will not be involved in any offering. The issuer or sponsor of the reference asset, as applicable, will not have any financial or legal obligation with respect to the notes or the amounts to be paid to you, including any obligation to take our needs or your needs into consideration for any reason, including taking any corporate actions that might affect the value of the reference asset or the notes. The issuer or sponsor of the reference asset, as applicable, will not receive any of the proceeds from any offering of the notes, except to the extent that we are required to pay an index or ETF sponsor licensing fees with respect to an index or a share of an ETF included in the reference asset. No issuer or sponsor of a reference asset, as applicable, will be responsible for, or participate in, the determination or calculation of the amounts receivable by holders of the notes.

We Do Not Control the Issuer or Sponsor of Any Reference Asset, as Applicable, and Are Not Responsible for Any Disclosure Made by Any Other Company

Neither we nor any of our affiliates have the ability to control the actions of any issuer or sponsor of a reference asset or the issuers of the component securities or underlying securities of a reference asset, as applicable. We do not assume any responsibility for the adequacy or accuracy of any publicly available information about any of these companies, unless (and only to the extent that) our securities or the securities of our affiliates are represented by or included in that reference asset. We are not responsible for any other issuer’s or sponsor’s public disclosure of information about itself or the reference asset, whether contained in Securities Exchange Commission filings or otherwise. We will not perform any due diligence procedures with respect to the issuer or sponsor of the reference asset in connection with the offering of the notes.

Unless otherwise specified in the relevant pricing supplement, we have derived the information about the reference asset issuer or sponsor, as applicable, and the reference asset from publicly available information, without independent verification. You, as an investor in the notes, should make your own investigation into the reference asset and the reference asset issuer or sponsor, as applicable, for your notes.

The Historical Performance of the Reference Asset Should Not Be Taken as an Indication of Its Future Performance

The value of the reference asset will determine the cash settlement amount, if any, to be paid on the notes at maturity. The historical prices or levels of the reference asset, which may be included in the relevant pricing supplement, should not be taken as an indication of its future performance. Changes in the value of the reference asset will affect the trading price of the notes, but it is impossible to predict whether the value of the reference asset will rise or fall during the term of the notes. The value of the reference asset will be influenced by complex and interrelated political, economic, financial and other factors.

Certain Considerations for Insurance Companies and Employee Benefit Plans

Any insurance company or fiduciary of a pension plan or other employee benefit plan that is subject to the prohibited transaction rules of the Employee Retirement Income Security Act of 1974, as amended, which we call “ERISA,” or the Internal Revenue Code of 1986, as amended, which we call the “Code,” including an IRA or a Keogh plan (or a governmental plan to which similar prohibitions apply), and that is considering purchasing the notes with the assets of the insurance company or the assets of such a plan, should consult with its counsel regarding whether the purchase or holding of the notes could become a “prohibited transaction” under ERISA, the Code or any substantially similar prohibition in light of the representations a purchaser or holder in any of the above categories is deemed to make by purchasing and holding the notes. This is discussed in more detail under “Employee Retirement Income Security Act” in this product prospectus supplement.

Significant Aspects of the Tax Treatment of the Notes May Be Uncertain

We intend, and the terms of the notes require you and us, to treat the notes for all tax purposes as an investment unit consisting of (i) a non-contingent debt instrument that we issued to you for an amount equal to the principal amount of the notes (the “debt portion”) and (ii) a contingent put option contract (the “put option”) in respect of the reference asset that you sold to us in exchange for a portion of the stated interest on the notes (the “put premium”). The relevant pricing supplement will set forth the portion of the stated interest payments allocable to put premium and the portion that is allocable to interest on the debt portion. By purchasing the notes each holder agrees to this treatment.

Although we intend to treat each of the notes as an investment unit as described above, there are no regulations, published rulings or judicial decisions addressing the treatment for federal income tax purposes of notes with terms that are substantially the same as those described in this section, and therefore the notes could be subject to some other characterization or treatment for U.S. federal income tax purposes as described under

“Supplemental Discussion of U.S. Federal Income Tax Consequences—United States Holders—Alternative Treatments” of this product prospectus supplement. You should consult your tax advisor as to the possible alternative treatments in respect of the notes.

Except to the extent otherwise required by law, we intend to treat such notes for U.S. federal income tax purposes in the manner described above unless and until such time as the Internal Revenue Service and Treasury Department determine that some other treatment is more appropriate. You should consult your tax advisor as to the possibility that any legislative or administrative action may adversely affect the tax treatment of your notes.

Any particular offering of notes may also have features or terms that cause the U.S. federal income tax treatment of the notes to differ materially from the discussion below. If such features are applicable to any particular offering, the relevant pricing supplement will so state and discuss the U.S. federal income treatment of that offering. In all cases, you should consult with your own tax advisor concerning the consequences of investing in and holding any particular note you propose to purchase.

Non-U.S. Investors May Be Subject to Certain Additional Risks

If you are a non-U.S. investor who purchases U.S. dollar denominated notes with a currency other than U.S. dollars, changes in rates of exchange of the U.S. dollar and the currency with which you purchase the notes may have an adverse effect on the value or price of, or returns on, your investment.

The relevant pricing supplement will contain a general description of U.S. tax considerations relating to the notes. If you are a non-U.S. investor, you should consult your tax advisors as to the consequences, under the tax laws of the country where you are resident for tax purposes, of acquiring, holding and disposing of the notes and receiving payments of principal or other amounts under the notes.

Additional Risk Factors Applicable to Reference Assets That Are Shares of ETFs

The Performance of a Reference Asset That Is a Share of an ETF May Differ from the Performance of the Underlying Index of Such ETF

ETFs generally seek to provide investment results that, before fees and expenses, correspond generally to the price and yield performance of their respective underlying indices. The correlation between the performance of an ETF and the performance of its underlying index may not be perfect. Although the performance of an ETF seeks to replicate the performance of its underlying index, the ETF may not invest in all the securities comprising such underlying index but rather may invest in a representative sample of securities comprising the underlying index. Also, an ETF may not fully replicate the performance of its underlying index due to the temporary unavailability of certain stocks comprising such underlying index. As a result of the foregoing, the price of a share of an ETF may not exactly replicate the performance of its underlying index.

With respect to a share of an ETF, the price of a share will depend in part on the value of the securities in which the ETF invests. The price of an ETF share may also be affected by other factors, such as fees, transaction costs, and market demand for the shares. Because shares of an ETF are traded on a national securities exchange and are subject to the market supply and demand by investors, the market value of a share of an ETF may differ from the price of the shares of the ETF as computed based on the net asset value per share. In addition, although shares of an ETF may be currently listed for trading on an exchange, there is no assurance that an active trading market will continue for the shares of an ETF or that there will be liquidity in the trading market.

We Cannot Control Actions by the Investment Adviser Which May Adjust the Management or Component Securities of the ETF in a Way That Could Adversely Affect the Payments on the Notes and Their Market Value, and the Investment Adviser Has No Obligation to Consider Your Interests

The policies of the applicable investment adviser concerning the calculation of the ETF’s net asset value, additions, deletions or substitutions of securities or other investments held by the ETF and the manner in which changes affecting the underlying index are reflected in the ETF could affect the market price per share of the reference asset and, therefore, the amounts payable on the notes and the market value of the notes. The amounts payable on the notes and their market value could also be affected if the investment adviser changes these policies, for example, by changing the manner in which it calculates the ETF’s net asset value, or if the investment adviser discontinues or suspends calculation or publication of the ETF’s net asset value, in which case it may become difficult to determine the value of your notes. If events such as these occur, the calculation agent will make those calculations and adjustments as may be necessary in order to arrive at a price of the shares of an ETF comparable to a share of the ETF serving as the reference asset, as if those changes or modifications had not been made, and determine the trading value and the closing value of the reference asset, as applicable, by reference to the price of the shares of the ETF, as adjusted. The calculation agent also may determine that no adjustment is required by the modification of the method of calculation.

Additional Risk Factor Applicable to Reference Assets That Are Indices

Changes That Affect an Index That Is a Reference Asset May Adversely Affect the Market Value of the Notes and the Amount You Will Receive at Maturity

The policies of a sponsor of any index that is a reference asset concerning the calculation of that index, additions, deletions or substitutions of the components of that index and the manner in which changes affecting those components may be reflected in the index and could adversely affect the market value of the notes prior to maturity and the cash settlement amount, if any, payable on the notes at maturity. The cash settlement amount, if any, payable on the notes and the market value of the notes could also be adversely affected if the index sponsor changes these policies, for example, by changing the manner in which it calculates the index, or if the index sponsor discontinues or suspends calculation or publication of the index, in which case it may become difficult to determine the market value of the notes.

Additional Risk Factor Applicable to Reference Assets That Are ADSs

The Price of the Reference Asset That Is an ADS May Not Accurately Track the Price of the Shares of the Relevant Company

If the reference asset is an ADS, then its trading patterns will generally reflect the characteristics and price of the applicable foreign stock; however, the price of the ADSs may not completely track the price of such foreign stock. Trading volume and pricing on the applicable non-U.S. exchange may, but will not necessarily, have similar characteristics as the ADSs. For example, certain factors may increase or decrease the public float of the ADSs and, as a result, the ADSs may have less liquidity or lower market value than the applicable foreign stock. Generally, the ADSs are issued under a deposit agreement, which sets forth the rights and responsibilities of the depositary, the underlying company and holders of the ADSs, which may be different from the rights of holders of the applicable foreign stock. For example, the underlying company may make distributions in respect of the applicable foreign stock that are not passed on to the holders of its ADSs. Any such differences between the rights of holders of the ADSs and holders of the shares of the applicable foreign stock may be significant and may materially and adversely affect the value of the notes.

GENERAL TERMS OF THE NOTES

The following description of the terms of the notes supplements the description of the general terms of the debt securities set forth under the heading “Description of Debt Securities and Guarantee” in the accompanying prospectus. A separate pricing supplement will describe terms that apply specifically to your notes, including any changes to the terms described below. If the terms described in the relevant pricing supplement are inconsistent with those described here or in the accompanying prospectus, the terms described in the relevant pricing supplement shall control.

Please note that in this section entitled “General Terms of the Notes,” references to “holders” mean those who own notes registered in their own names, on the books that we, Nomura or the trustee maintain for this purpose, and not those who own beneficial interests in notes registered in street name or in notes issued in book-entry form through DTC or another depositary. Owners of beneficial interests in the notes should read the section entitled “Description of Debt Securities and Guarantee—Legal Ownership and Book-Entry Issuance” in the accompanying prospectus.

In addition to the terms described on the front and inside cover of this product prospectus supplement, the following general terms will apply to the notes, including your notes:

Specified Currency

Unless otherwise specified in the relevant pricing supplement, all payments on the notes will be made in U.S. dollars (“$” or “USD”).

Form and Denomination

Unless otherwise specified in the relevant pricing supplement, the notes will be issued only in the form of a master global security and will clear through DTC (including through its indirect participants Euroclear and Clearstream, Luxembourg as described under “Description of Debt Securities and Guarantee—Legal Ownership and Book-Entry Issuance—Global Security” in the accompanying prospectus). Unless otherwise specified in the relevant pricing supplement, the denomination of each note will be $1,000 and integral multiples thereof, and your notes will be represented by the master global security. Throughout this product prospectus supplement, when we refer to each note as having a $1,000 principal amount, this is for ease of reading clarity. The notes will be represented in the aggregate principal amount by the master global security. The relevant pricing supplement will specify the minimum initial investment amount, if any, of the notes.

Listing

Unless otherwise specified in the relevant pricing supplement, your notes will not be listed on any securities exchange or other electronic trading platform or system.

Defeasance, Other Terms

Neither full defeasance nor covenant defeasance will apply to your notes. The following will apply to your notes:

•	the default amount will be payable on any acceleration of the maturity of your notes as described under “—Default Amount on Acceleration” below;

•	anti-dilution provisions will apply to your notes as described under “—Anti-Dilution Adjustments” below;

•	a business day for your notes will have the meaning described under “—Special Calculation Provisions” below; and

•	a trading day for your notes will have the meaning described under “—Special Calculation Provisions” below.

Please note that the information about the settlement or trade dates, issue price, agent’s discount and commission and net proceeds to us in the relevant pricing supplement relates only to the initial issuances and sales of your notes. If you have purchased your notes in a market-making transaction after any initial issuance and sale, any such relevant information about the sale to you will be provided in a separate confirmation of sale.

Reference Asset and Reference Asset Issuer or Sponsor

In this product prospectus supplement, when we refer to the reference asset, we mean the reference asset specified in the relevant pricing supplement, and when we refer to the reference asset issuer or the reference asset sponsor, we mean such issuer or sponsor, as applicable, except as described under “—Anti-Dilution Adjustments—Anti-Dilution Adjustments for Reference Assets Consisting of an Equity Security—Reorganization Events” and “—Modification of the Reference Asset or Unavailability of the Price or Level of the Reference Asset” below.

The reference asset to which your notes are linked may be (i) a share of a company’s common stock, (ii) an ADS, (iii) an index, (iv) a share of an ETF or (v) any other equity instrument or measure. We refer to shares of common stock and ADSs as “equity securities.”

If the reference asset is an ADS, the term “issuer” refers to the issuer of the shares underlying the ADS. We refer to the underlying shares represented by an ADS as “foreign stock.” If the reference asset is a share of an ETF, we refer to the index that such ETF tracks as the “underlying index” and to the securities that comprise such ETF as “component securities.” If the reference asset is an index, we refer to the securities that comprise such index as the “underlying securities.”

Payment of Cash Settlement Amount on the Maturity Date

The calculation of the cash settlement amount payable on the maturity date of your notes will depend on the performance of the reference asset. Unless otherwise specified in the relevant pricing supplement, at maturity, for each $1,000 principal amount of the notes, you will receive accrued and unpaid interest and a cash settlement amount equal to:

•

if the final value of the reference asset is equal to or greater than the initial value of the reference asset, or the trading value of the reference asset (if continuous monitoring is applicable to your notes) or the closing value of the reference asset (if closing value monitoring is applicable to your notes) does not fall below the barrier value on any trading day during the monitoring period, $1,000, or

•

if the final value of the reference asset is less than the initial value of the reference asset, and the trading value of the reference asset (if continuous monitoring is applicable to your notes) or the closing value of the reference asset (if closing value monitoring is applicable to your notes) is less than the barrier value on any trading day during the monitoring period, the reference asset value amount.

The reference asset value amount that you may be paid at maturity will be less than the principal amount of the notes, and may be zero. Accordingly, you could lose all or a substantial amount of your investment in the notes. The cash settlement amount, however, will never be less than $0.

Unless otherwise specified in the relevant pricing supplement, the initial value of the reference asset will be the closing value of such reference asset on the initial valuation date specified in the relevant pricing supplement. The monitoring period will be specified in the relevant pricing supplement and may (i) include the period from the trade date through the final valuation date, (ii) be limited to the final valuation date, (iii) be a list of observation dates, or (iv) be of any other length specified in the relevant pricing supplement, each subject to adjustment as described under “—Market Disruption Events” below. The barrier value will be a fixed percentage of the initial value of the reference asset specified in the relevant pricing supplement. The relevant pricing supplement will also specify whether continuous monitoring, closing value monitoring or another method of monitoring the reference asset is applicable to your notes. Unless otherwise specified in the relevant pricing supplement, the final value of the reference asset will be equal to the closing value of the reference asset on the final valuation date. The initial value of the reference asset and the barrier value are subject to adjustment as described under “—Anti-Dilution Adjustments” below.

Unless otherwise specified in the relevant pricing supplement, the closing value of the reference asset will be (1) for notes linked to a reference asset that is an equity security or a share of an ETF, the closing price of such reference asset, or (2) for notes linked to a reference asset that is an index, the closing level of such reference asset, as described under “—Special Calculation Provisions—Closing Price” and “—Special Calculation Provisions—Closing Level” below. Unless otherwise specified in the relevant pricing supplement, the trading value of the reference asset will be (1) for notes linked to a reference asset that is an equity security or a share of an ETF, the trading price of such reference asset, or (2) for notes linked to a reference asset that is an index, the trading level of such reference asset, as described under “—Special Calculation Provisions—Trading Price” and “—Special Calculation Provisions—Trading Level” below.

Calculation of the Reference Asset Value Amount

Unless otherwise specified in the relevant pricing supplement, the reference asset value amount will be an amount in cash equal to (i) the reference asset calculation amount times (ii) the final value of the reference asset.

Unless otherwise specified in the relevant pricing supplement, the reference asset calculation amount for each $1,000 principal amount of the notes will be equal to (i) $1,000 divided by (ii) the initial value of the reference asset, subject to adjustment as described under “—Anti-Dilution Adjustments” below.

Final Valuation Date

Unless otherwise specified in the relevant pricing supplement, the final valuation date will be the third scheduled trading day before the stated maturity date specified in the relevant pricing supplement, subject to postponement as described under “—Market Disruption Events” below.

Stated Maturity Date

The stated maturity date will be the date specified in the relevant pricing supplement, unless that date is not a business day, in which case the maturity date will be the next following business day. The maturity date may also be postponed as described under “—Market Disruption Events” below, unless otherwise specified in the relevant pricing supplement. No interest will accrue past the stated maturity date specified in the relevant pricing supplement.

Interest Payments

Your notes will bear interest at a fixed rate specified in the relevant pricing supplement. Interest will accrue on the principal amount of your notes and will be calculated and paid as described in the accompanying prospectus with regard to fixed rate notes, except that the interest rate and the interest payment date or dates will be those specified in the relevant pricing supplement and the regular record date for each interest payment date will be the fifth business day preceding such interest payment date, unless otherwise specified in the relevant pricing supplement. If the maturity date does not occur on the stated maturity date specified in the relevant pricing supplement the interest payment date scheduled for that date will instead occur on the postponed maturity date. No interest will accrue from and including the originally scheduled stated maturity date to and including the postponed maturity date, if the maturity date is so postponed.

Market Disruption Events

Final Valuation Date. Unless otherwise specified in the relevant pricing supplement, if the calculation agent determines that a market disruption event with respect to the reference asset occurs or is continuing on a day that would otherwise be the final valuation date, or that such day is not a trading day, the final valuation date will be postponed to the first following trading day on which the calculation agent determines that no market disruption event occurs or is continuing. In no event, however, will the final valuation date be postponed by more than eight scheduled trading days.

If the final valuation date is postponed to the last possible day, and the calculation agent determines that a market disruption event occurs or is continuing on such last possible day, or that such day is not a trading day, such day will nevertheless be the final valuation date, and the closing value of the reference asset will be determined (or, if not determinable, estimated by the calculation agent in a manner which it, in its sole discretion, considers commercially reasonable under the circumstances) by the calculation agent on that eighth scheduled trading day, regardless of the occurrence or continuation of a market disruption event on that day. In such an event, the calculation agent will make a commercially reasonable estimate in its sole discretion of the closing value of the reference asset that would have prevailed in the absence of the market disruption event or non-trading day.

Unless otherwise specified in the relevant pricing supplement, in the event that the final valuation date is postponed as described above, the maturity date will also be postponed such that the maturity date is three scheduled trading days following the postponed final valuation date, unless that date is not a business day, in which case the maturity date will be the next following business day. In such a case, you may not receive the cash settlement amount, if any, or the interest payment, if any, that we are obligated to deliver on the maturity date until several days after the originally scheduled stated maturity date. No interest will accrue from and including the originally scheduled stated maturity date to and including the postponed maturity date.

Monitoring Period. Unless otherwise specified in the relevant pricing supplement, if the calculation agent determines that a market disruption event with respect to the reference asset occurs or is continuing on any scheduled trading day during the monitoring period, the closing value or trading value, as applicable, of the reference asset for such day will be the closing value or trading value, as applicable, of the reference asset on the first following trading day on which the calculation agent determines that no market disruption event with respect to the reference asset occurs or is continuing. If the calculation agent determines that a market disruption event with respect to the reference asset occurs or is continuing on each scheduled trading day to and including the eighth scheduled trading day following such originally scheduled trading day, the closing value or trading value, as applicable, of the reference asset for such day will be determined (or, if not determinable, estimated by the calculation agent in a manner which is considered commercially reasonable under the circumstances) by the calculation agent on that eighth scheduled trading day, regardless of the occurrence or continuation of a market disruption event on that day. In such an event, the calculation agent will make a commercially reasonable estimate in its sole discretion of the closing value or trading value, as applicable, of the reference asset that would have prevailed in the absence of the market disruption event.

A market disruption event means any event, circumstance or cause which we determine, and the calculation agent confirms, has or will have a material adverse effect on our ability to perform our obligations under the notes or to hedge our position in respect of our obligations to make payment of amounts owing thereunder and more specifically includes the events described in the following three subsections.

Reference Assets Consisting of an Equity Security

Unless otherwise specified in the relevant pricing supplement, any of the following will be a market disruption event with respect to any equity security that is the reference asset:

•

a suspension, absence or material limitation of trading in such equity security or, in the case of a reference asset that is an ADS, the related foreign stock, on its primary market for more than two hours or during the one-half hour before the close of trading in that market, as determined by the calculation agent in its sole discretion;

•

a suspension, absence or material limitation of trading in options or futures contracts relating to such equity security or, in the case of a reference asset that is an ADS, the related foreign stock, in the primary market for those contracts for more than two hours of trading or during the one-half hour before the close of trading in that market, as determined by the calculation agent in its sole discretion; or

•

any other event, if the calculation agent determines in its sole discretion that such event materially interferes with our ability or the ability of any of our affiliates to unwind all or a portion of a hedge with respect to the notes that we or our affiliates have effected or may effect as described under “Use of Proceeds and Hedging” in this product prospectus supplement.

The following events will not be market disruption events with respect to any equity security that is the reference asset:

•	a limitation on the hours or numbers of days of trading, but only if the limitation results from an announced change in the regular business hours of the relevant market; or

•	a decision to permanently discontinue trading in the options or futures contracts relating to such equity security or foreign stock.

Reference Assets Consisting of an Index

Unless otherwise specified in the relevant pricing supplement, any of the following will be a market disruption event with respect to any index that is the reference asset:

•

a suspension, absence or material limitation of trading in the underlying securities of such index constituting 20% or more, by weight, of the applicable index on their respective primary markets, in each case for more than two hours of trading or during the one-half hour before the close of trading in the relevant equity market or markets, as determined by the calculation agent in its sole discretion;

•

a suspension, absence or material limitation of trading in options or futures contracts relating to such index or to underlying securities constituting 20% or more, by weight, of such index, if available, in the respective primary markets for those contracts, in each case for more than two hours of trading or during the one-half hour before the close of trading in that market, as determined by the calculation agent in its sole discretion;

•	underlying securities constituting 20% or more, by weight, of such index, or options or futures contracts relating to such index or to underlying securities constituting 20% or more, by weight, of such index, if available, do not trade on what were the respective primary markets for those underlying securities or contracts, as determined by the calculation agent in its sole discretion; or

•

any other event, if the calculation agent determines in its sole discretion that such event materially interferes with our ability or the ability of any of our affiliates to unwind all or a portion of a hedge with respect to the notes that we or our affiliates have effected or may effect as described under “Use of Proceeds and Hedging” in this product prospectus supplement.

The following events will not be market disruption events with respect to any index that is the reference asset:

•	a limitation on the hours or numbers of days of trading, but only if the limitation results from an announced change in the regular business hours of the relevant market; or

•	a decision to permanently discontinue trading in the options or futures contracts relating to such index or any underlying security.

Reference Assets Consisting of a Share of an ETF

Unless otherwise specified in the relevant pricing supplement, any of the following will be a market disruption event with respect to any share of an ETF that is the reference asset:

•

a suspension, absence or material limitation of trading in such share on its primary market for more than two hours or during the one-half hour before the close of trading in that market, as determined by the calculation agent in its sole discretion;

•

a suspension, absence or material limitation of trading in options or futures contracts relating to such share, if available, in the primary market for those contracts for more than two hours of trading or during the one-half hour before the close of trading in that market, as determined by the calculation agent in its sole discretion;

•	such share does not trade on what was the primary market for that share, as determined by the calculation agent in its sole discretion; or

•

any other event, if the calculation agent determines in its sole discretion that such event materially interferes with our ability or the ability of any of our affiliates to unwind all or a portion of a hedge with respect to the notes that we or our affiliates have effected or may effect as described under “Use of Proceeds and Hedging” in this product prospectus supplement.

The following events will not be market disruption events with respect to any share of an ETF that is the reference asset:

•	a limitation on the hours or numbers of days of trading, but only if the limitation results from an announced change in the regular business hours of the relevant market; or

•	a decision to permanently discontinue trading in the options or futures contracts relating to such share.

Anti-Dilution Adjustments

Anti-Dilution Adjustments for Reference Assets Consisting of an Equity Security

For any offering of the notes linked to a reference asset that is an equity security, the reference asset calculation amount, the initial value of the reference asset and the barrier value are subject to adjustments by the calculation agent as a result of the dilution and reorganization events described in this section. The adjustments described below do not cover all events that could affect the value of the notes. See “Additional Risk Factors Specific to the Notes—If Your Notes Are Linked to an Equity Security or a Share of an ETF, You Will Have Limited Anti-Dilution Protection” in this product prospectus supplement.

How Adjustments Will Be Made

If one of the events described below occurs with respect to an offering of the notes and the calculation agent determines that the event has a dilutive or concentrative effect on the theoretical value of the reference asset, the calculation agent will calculate such corresponding adjustment or series of adjustments to the reference asset calculation amount, the initial value of the reference asset and the barrier value as the calculation agent determines appropriate to account for that dilutive or concentrative effect. For example, if the reference asset consists of an equity security and an adjustment is required because of a two-for-one stock split, then (i) the reference asset calculation amount will be doubled and (ii) the initial value of the reference asset and the barrier value will each be halved. The calculation agent will also determine the effective date(s) of any adjustment or series of adjustments it chooses to make and the replacement of the reference asset, if applicable, in the event of a consolidation or merger of the issuer of the reference asset with another entity. Upon making any such adjustment, the calculation agent will give notice as soon as practicable to the trustee, stating the corresponding adjustments to the reference asset calculation amount, the initial value of the reference asset and the barrier value.

If more than one event requiring an adjustment occurs, the calculation agent will make an adjustment for each event in the order in which the events occur and on a cumulative basis. Thus, the calculation agent will adjust the reference asset calculation amount, the initial value of the reference asset and the barrier value for the first event, then adjust the adjusted reference asset calculation amount, the adjusted initial value of the reference asset and the adjusted barrier value for the second event, and so on for any subsequent events.

No such adjustments will be made unless such adjustments, in the aggregate, would result in a change of at least 0.1% in the reference asset calculation amount. If your notes are linked to an ADS, the term “dividend” used in this section will mean, unless we specify otherwise in the relevant pricing supplement, the dividend paid by the issuer of the foreign stock, net of any applicable foreign withholding or similar taxes that would be due on dividends paid to a U.S. person that claims and is entitled to a reduction in such taxes under an applicable income tax treaty, if available.

For purposes of the anti-dilution adjustments, if an ADS is the reference asset, the calculation agent will consider the effect of the relevant event on the holders of the ADS. For instance, if a holder of the ADS receives an extraordinary dividend, the provisions below would apply to the ADS. On the other hand, if a spin-off occurs, and the ADS represents both the spun off security as well as the existing foreign stock, the calculation agent may determine not to effect anti-dilution adjustments. More particularly, if an ADS is the reference asset, no adjustment will be made (1) if holders of ADSs are not eligible to participate in any of the events requiring anti-dilution adjustments described below or (2) to the extent that the calculation agent determines that the issuer or the depositary for the ADSs has adjusted the number of shares of foreign stock represented by each ADS so that the theoretical value of the ADSs should not be affected by the corporate event in question.

If the issuer or the depository for the ADSs, in the absence of any of the events described below, elects to adjust the number of shares of foreign stock represented by each ADS, then the calculation agent may make an anti-dilution adjustment to reflect such change. The depository for the ADSs may also have the ability to make adjustments in respect of the ADS for share distributions, rights distributions, cash distributions and distributions other than shares, rights and cash. Upon any such adjustment by the depository, the calculation agent may adjust such terms and conditions of the notes as the calculation agent determines appropriate to account for that event.

The calculation agent will make all determinations with respect to anti-dilution adjustments affecting a particular offering of the notes, including any determination as to whether an event requiring adjustments has occurred (including whether an event has a dilutive or concentrative effect on the theoretical value of the reference asset), as to the nature of the adjustments required and how they will be made or as to the value of any property distributed in a reorganization event with respect to those notes.

The following events are those that may require anti-dilution adjustments in the calculation agent’s sole discretion:

•

a subdivision, consolidation or reclassification of the reference asset or a free distribution or dividend of shares of the reference asset to existing holders of the reference asset by way of a bonus, capitalization or similar issue;

•	a distribution or dividend to existing holders of the reference asset of:

•	additional shares of the reference asset as described under “—Stock Dividends” below,

•

other share capital or securities granting the right to payment of dividends and/or proceeds of liquidation of the respective reference asset issuer equally or proportionately with such payments to holders of the reference asset, or

•

any other type of securities, rights or warrants in any case that permit the holder thereof to subscribe for or purchase any asset or property (including the reference asset) at less than the prevailing closing price as determined by the calculation agent in its sole discretion;

•	the declaration by the respective reference asset issuer of an extraordinary or special dividend or other distribution, whether in cash or additional shares of the reference asset or other assets;

•	a repurchase by the respective reference asset issuer of its equity, whether out of profits or capital and whether the consideration for such repurchase is cash, securities or otherwise;

•	a consolidation of the respective reference asset issuer with another company or merger of the respective reference asset issuer with another company; and

•	any other similar event that may have a dilutive or concentrative effect on the theoretical value of the reference asset.

Stock Splits and Reverse Stock Splits

A stock split is an increase in the number of a corporation’s outstanding shares of stock without any change in its stockholders’ equity. Each outstanding share is worth less as a result of a stock split. A reverse stock split is a decrease in the number of a corporation’s outstanding shares of stock without any change in its stockholders’ equity. Each outstanding share is worth more as a result of a reverse stock split.

If the reference asset is subject to a stock split or a reverse stock split, then the reference asset calculation amount will be adjusted by multiplying the prior reference asset calculation amount by, and the initial value of the reference asset and the barrier value will each be adjusted by dividing the prior initial value of the reference asset and the prior barrier value, respectively, by, the number of shares that a holder of one share of the reference asset before the effective date of that stock split or reverse stock split, as applicable, would have owned immediately following the applicable effective date.

Stock Dividends

In a stock dividend, a corporation issues additional shares of its stock to all holders of its outstanding stock in proportion to the shares they own. Each outstanding share is worth less as a result of a stock dividend.

If the reference asset is subject to a stock dividend payable in shares of the reference asset, then the reference asset calculation amount will be adjusted by multiplying the prior reference asset calculation amount by, and the initial value of the reference asset and the barrier value will each be adjusted by dividing the prior initial value of the reference asset and prior barrier value, respectively, by, the sum of one plus the number of additional shares issued in the stock dividend with respect to one share of the reference asset.

Other Dividends and Distributions

None of the reference asset calculation amount, the initial value of the reference asset or the barrier value for a particular offering of the notes will be adjusted to reflect dividends or other distributions paid with respect to the reference asset, other than:

•	stock dividends described under “—Stock Dividends” above;

•	issuances of transferable rights and warrants as described under “—Transferable Rights and Warrants” below;

•	distributions that are spin-off events described under “—Reorganization Events” below; and

•	extraordinary cash dividends as described below.

For any offering of the notes, a dividend or other distribution with respect to the reference asset will be deemed to be an extraordinary dividend if its per share value exceeds that of the immediately preceding non-extraordinary dividend, if any, for the reference asset by an amount equal to at least 10% of the closing price of the reference asset on the trading day before the ex-dividend date. Accordingly, it is not expected that anti-dilution adjustments will be made to the reference asset calculation amount, the initial value of the reference asset or the barrier value in the case of stock dividends payable in shares of the reference asset that are in lieu of ordinary cash dividends payable with respect to shares of the reference asset. The ex-dividend date for any dividend or other distribution is the first day on which the reference asset trades without the right to receive that dividend or distribution.

If an extraordinary dividend, as described above, occurs with respect to the reference asset and is payable in cash, then the reference asset calculation amount will be adjusted by multiplying the prior reference asset calculation amount by, and the initial value of the reference asset and the barrier value will each be adjusted by dividing the prior initial value of the reference asset and prior barrier value, respectively, by, the ratio of the closing price of the reference asset on the trading day before the ex-dividend date to the amount by which that closing price exceeds the extraordinary cash dividend amount.

The extraordinary cash dividend amount with respect to an extraordinary dividend for the reference asset equals:

•

for an extraordinary cash dividend that is paid in lieu of a regular quarterly dividend, the amount of the extraordinary cash dividend per share of reference asset minus the amount per share of reference asset of the immediately preceding dividend, if any, that was not an extraordinary dividend for the reference asset; or

•	for an extraordinary cash dividend that is not paid in lieu of a regular quarterly dividend, the amount per share of the extraordinary cash dividend.

To the extent an extraordinary dividend is not paid in cash, the value of the non-cash component will be determined by the calculation agent. A distribution payable to the holders of the reference asset that is both an extraordinary dividend and payable in the reference asset, or an issuance of rights or warrants with respect to the reference asset that is also an extraordinary dividend, will result in adjustments to the reference asset calculation amount, the initial value of the reference asset and the barrier value, as described under “—Stock Dividends” above or “—Transferable Rights and Warrants” below, as the case may be, and not as described here.

Transferable Rights and Warrants

If the respective reference asset issuer issues transferable rights or warrants to all holders of the reference asset to subscribe for or purchase any asset or property (including the reference asset) at an exercise price per share that is less than the closing price of such reference asset on the trading day before the ex-dividend date for such issuance, then the reference asset calculation amount will be adjusted by multiplying the prior reference asset calculation amount by, and the initial value of the reference asset and the barrier value will each be adjusted by dividing the prior initial value of the reference asset and prior barrier value, respectively, by, the ratio of:

•

the number of shares of the reference asset outstanding at the close of business on the business day before that ex-dividend date plus the number of additional shares of the reference asset offered for subscription or purchase under those transferable rights or warrants, to

•

the number of shares of the reference asset outstanding at the close of business on the business day before that ex-dividend date plus (1) the total number of additional shares of the reference asset offered for subscription or purchase under the transferable rights or warrants times (2) the exercise price of those transferable rights or warrants divided by the closing price on the business day before that ex-dividend date.

Reorganization Events

For any offering of the notes in which the reference asset is an equity security, each of the following may be determined by the calculation agent to be a “reorganization event”:

•	the reference asset is reclassified or changed;

•

the issuer of the reference asset has been subject to a merger, consolidation or other combination and either is not the surviving entity or is the surviving entity but all outstanding shares of the reference asset are exchanged for or converted into other property;

•	a statutory share exchange involving outstanding shares of the reference asset and the securities of another entity occurs, other than as part of an event described above;

•	the issuer of the reference asset sells or otherwise transfers its property and assets as an entirety or substantially as an entirety to another entity;

•	the issuer of the reference asset effects a spin-off, that is, issues to all holders of the reference asset equity securities of another issuer, other than as part of an event described above; or

•

the issuer of the reference asset is liquidated, dissolved or wound up or is subject to a proceeding under any applicable bankruptcy, insolvency or other similar law, or another entity completes a tender or exchange offer for all the outstanding shares of the reference asset.

In this product prospectus supplement, references to the calculation agent adjusting the reference asset calculation amount, the initial value of the reference asset and the barrier value in respect of a dilution event or a reorganization event mean that the calculation agent may adjust the reference asset calculation amount, the initial value of the reference asset and the barrier value for that offering of the notes in the manner described in this subsection. If a reorganization event occurs, the distribution property (which may include securities issued by a

non-U.S. company and quoted and traded in a foreign currency) distributed in, or as a result of, the event will be substituted for the reference asset as described below. Consequently, in this product prospectus supplement, references to the reference asset, where applicable, mean any distribution property that is distributed in a reorganization event and comprises the adjusted reference asset calculation amount for the particular offering of the notes. Similarly, references to the issuer of the reference asset include any surviving or successor entity in a reorganization event affecting that issuer.

If a reorganization event occurs with respect to an offering of the notes, then the determination of whether the trading value of the reference asset or the closing value of the reference asset, as applicable, fell below the applicable barrier value on any trading day during the monitoring period or is less than the initial value of the reference asset on the final valuation date, as the case may be, will be made by the calculation agent based upon the amount, type and value of property or properties, if any,—whether cash, securities, other property or a combination thereof—that a hypothetical prior holder of the reference asset would have been entitled to receive in, or as a result of, the reorganization event. We refer to this new property as the “distribution property.” Distribution property may consist of securities issued by a non-U.S. company and quoted and traded in a foreign currency. Accordingly, in such circumstances, the cash settlement amount, if any, you will be paid at maturity will be based upon the value of such distribution property, if any, as determined by the calculation agent. No interest will accrue on any distribution property.

For the purpose of making an adjustment required by a reorganization event, the calculation agent will determine the value of each type of distribution property, if any. For any distribution property consisting of a security (including a security issued by a non-U.S. company or quoted and traded in a foreign currency), the calculation agent will use the trading price or closing price, as applicable, of the security on the relevant date. The calculation agent may value other types of property in any manner it determines to be appropriate. If a holder of the reference asset may elect to receive different types or combinations of types of distribution property in the reorganization event, the distribution property will consist of the types and amounts of each type distributed to a holder of the reference asset that makes no election, as determined by the calculation agent.

If a reorganization event occurs with respect to the reference asset and the calculation agent adjusts the reference asset calculation amount for an offering of the notes to consist of the distribution property in the event as described above (with corresponding adjustments to the initial value of the reference asset and the barrier value), the calculation agent will make further anti-dilution adjustments for any later events that affect the distribution property, or any component of the distribution property, constituting the new reference asset calculation amount for that offering of the notes (with corresponding adjustments to the initial value of the reference asset and the barrier value). The calculation agent will do so to the same extent that it would make adjustments if the reference asset was outstanding and was affected by the same kinds of events. If a subsequent reorganization event affects only a particular component of the reference asset calculation amount, the required adjustment will be made with respect to that component, as if it alone were the reference asset calculation amount (with corresponding adjustments to the initial value of the reference asset and the barrier value).

For example, if the respective issuer of the reference asset merges into another company and each share of common stock that is the reference asset is converted into the right to receive two common shares of the surviving company and a specified amount of cash, the reference asset calculation amount for each note in that particular offering will be adjusted to consist of two common shares of the surviving company and the specified amount of cash. Corresponding adjustments will be made to the initial value of the reference asset and the barrier value. The calculation agent will adjust the common share component of the new reference asset calculation amount for each note in the particular offering to reflect any later stock split or other event, including any later reorganization event, that affects the common shares of the surviving company, to the extent described in this section entitled “—Anti-Dilution Adjustments—Anti-Dilution Adjustments for Reference Assets Consisting of an Equity Security,” as if the common shares were issued by the issuer of the reference asset (with corresponding adjustments to the initial value of the reference asset and the barrier value). In that event, the cash component will not be adjusted but will continue to be a component of the reference asset calculation amount for that particular offering (with no interest adjustment).

The calculation agent will be solely responsible for determination and calculation of the distribution property, if any, if a reorganization event occurs and any amounts due upon maturity of the notes, including the determination of the cash value of any distribution property.

If the distribution property consists of one or more securities issued by a non-U.S. company and quoted and traded in a foreign currency (the “non-U.S. securities”), then for all purposes, including the determination of the cash value of the reference asset calculation amount that may be delivered at maturity, the determination of whether the value of the distribution property (which may be affected by the closing price of the non-U.S. securities) is below the barrier value on any trading day during the monitoring period or is less than the initial value of the reference asset on the final valuation date, as the case may be, the trading price and closing price, as applicable, of such non-U.S. securities on any trading day during the monitoring period will be converted to U.S. dollars as of the relevant date using the applicable exchange rate as described below, unless otherwise specified in the relevant pricing supplement.

On any date, the applicable exchange rate will be the WM/Reuters Closing spot rate of the local currency of such securities relative to the U.S. dollar as published by Thomson Reuters PLC (“Reuters”) on the relevant page for such rate, or Bloomberg page WMCO, in each case at approximately 4:15 P.M., London time, for such date. However, if such rate is not displayed on the relevant Reuters page or Bloomberg page WMCO on any date, the applicable exchange rate on such day will be equal to the average (mean) of the bid quotations in New York City solicited and received by the calculation agent at approximately 3:00 P.M., New York City time, on such date, from as many recognized foreign exchange dealers (provided that each such dealer commits to execute a contract at its applicable bid quotation), but not exceeding three, as will make such bid quotations available to the calculation agent for the purchase of the applicable foreign currency for U.S. dollars for settlement on the final valuation date in the aggregate amount of the applicable foreign currency payable to holders of the notes. If the calculation agent is unable to obtain at least one such bid quotation, the calculation agent will determine the exchange rate.

Each time the calculation agent adjusts the reference asset calculation amount in connection with a reorganization event as described above, the calculation agent will also make corresponding adjustments to the initial value of the reference asset and the barrier value to offset any change in your economic position as a holder of the notes that results from such an event.

Anti-Dilution Adjustments for Reference Assets Consisting of a Share of an ETF

For any note linked to a reference asset that consists of a share of an ETF, the calculation agent will have discretion to adjust the reference asset calculation amount, the initial value of the reference asset and the barrier value if certain events occur. ETFs are registered investment companies that are eligible for trading on the exchanges on which they are listed. Generally, ETFs (other than commodities based ETFs) are subject to regulation under the Investment Company Act of 1940, as amended, and are restricted in their activities and have dividend requirements. In the event that any event other than a delisting or withdrawal from the relevant exchange (the consequences of which are discussed under “—Modification of the Reference Asset or Unavailability of the Price or Level of the Reference Asset—Reference Assets Consisting of a Share of an ETF” below) occurs with respect to a share of an ETF that is a reference asset, the calculation agent will determine in its discretion whether and to what extent an adjustment should be made to the reference asset calculation amount, the initial value of such reference asset and the barrier value in respect of such event. The calculation agent shall have no obligation to make an adjustment for any such event.

Modification of the Reference Asset or Unavailability of the Price or Level of the Reference Asset

Reference Assets Consisting of Shares of a Common Stock

If shares of a common stock that are the reference asset (such common stock, an “original common stock”) are delisted or trading of such shares is suspended on the primary exchange for such shares other than as a result of a reorganization event as described under “—Anti-Dilution Adjustments—Anti-Dilution Adjustments for Reference Assets Consisting of an Equity Security—Reorganization Events” above, and such shares are immediately re-listed or approved for trading on a successor exchange which is a national securities exchange, then shares of such original common stock will continue to be deemed the reference asset.

If shares of an original common stock are delisted or trading of such shares is suspended on the primary exchange for such shares, and such shares are not immediately re-listed or approved for trading on a successor exchange which is a national securities exchange, then the calculation agent may, but is not required to, select a substitute common stock. A “substitute common stock” will be the common stock, which is listed or approved for trading on a major U.S. exchange or market, of a company that (i) satisfies all regulatory standards applicable to equity-linked securities at the time of such selection, (ii) is not subject to a hedging restriction and (iii) is the most comparable to the issuer of the original common stock as determined by the calculation agent based upon various criteria including but not limited to market capitalization, stock price volatility and dividend yield (the “substitute selection criteria”). A company is subject to a “hedging restriction” if we or any of our affiliates are subject to a trading restriction under our or any of our affiliates’ trading restriction policies that would materially limit our or any of our affiliates’ ability to hedge the notes with respect to the common stock or ADSs of such company. Shares of the substitute common stock will be deemed to be the reference asset and the calculation agent will determine the reference asset calculation amount by reference to the shares of the substitute common stock and adjust the initial value of the reference asset and the barrier value for such situation.

If a substitute common stock is a security issued by a non-U.S. company, unless otherwise specified in the relevant pricing supplement, to the extent that the reference asset value amount is, pursuant to the relevant pricing supplement, due at maturity, we will deliver the reference asset value amount (payable in U.S. dollars). On any date, the applicable exchange rate will be the WM/Reuters Closing spot rate of the local currency of the shares of such substitute common stock relative to the U.S. dollar as published by Reuters on the relevant page for such rate, or Bloomberg page WMCO, in each case at approximately 4:15 P.M., London time, for such date. However, if such rate is not displayed on the relevant Reuters page or Bloomberg page WMCO on any date, the applicable exchange rate on such day will be equal to the average (mean) of the bid quotations in New York City solicited and received by the calculation agent at approximately 3:00 P.M., New York City time, on such date, from as many recognized foreign exchange dealers (provided that each such dealer commits to execute a contract at its applicable bid quotation), but not exceeding three, as will make such bid quotations available to the calculation agent for the purchase of the applicable foreign currency for U.S. dollars for settlement on the final valuation date in the aggregate amount of the applicable foreign currency payable to holders of the notes. If the calculation agent is unable to obtain at least one such bid quotation, the calculation agent will determine the exchange rate.

If shares of an original common stock are delisted or trading of such shares is suspended and the calculation agent determines that no substitute common stock comparable to the original common stock exists, then the calculation agent will deem the closing price of shares of such original common stock on the trading day immediately prior to the delisting or suspension to be the trading price and the closing price, as applicable, of the reference asset on every remaining trading day to, and including, the final valuation date.

Reference Assets Consisting of an ADS

If, other than as a result of a reorganization event as described under “—Anti-Dilution Adjustments—Anti-Dilution Adjustments for Reference Assets Consisting of an Equity Security—Reorganization Events” above, an ADS that is the reference asset (“original ADS”) is no longer listed or admitted to trading on a U.S. securities exchange registered under the Exchange Act nor included in the OTC Bulletin Board Service operated by FINRA, or if the ADS facility between the issuer of the foreign stock and the ADS depositary is terminated for any reason, then, on and after the date the original ADS is no longer so listed or admitted to trading or the date of such termination, as applicable (the “change date”), the calculation agent will determine whether it will select a substitute ADS or whether the foreign stock underlying the original ADS will be deemed to be the reference asset. If the foreign stock is selected by the calculation agent, then the reference asset calculation amount will be adjusted by multiplying the prior reference asset calculation amount by, and the initial value of the reference asset and the barrier value will be adjusted by dividing the prior initial value of the reference asset and prior barrier value, respectively, by, the number of shares of the foreign stock represented by a single original ADS. On and after the change date if the foreign stock is selected, for all purposes, including the determination of whether the trading value or closing value, as applicable, of the foreign stock is below the barrier value on any trading day during the monitoring period and the determination of the closing value of the reference asset on the final valuation date, the trading value or closing value of the foreign stock will be converted to U.S. dollars using the applicable exchange rate as described below, unless otherwise specified in the relevant pricing supplement.

If the calculation agent selects a “substitute ADS,” such substitute ADS will be an ADS that is listed or approved for trading on a major U.S. exchange or market, of a company that (i) satisfies all regulatory standards applicable to equity-linked securities at the time of such selection, (ii) is not subject to a hedging restriction and (iii) is the most comparable to the issuer of the original ADS as determined by the calculation agent based upon various criteria including but not limited to market capitalization, jurisdiction of organization, stock price volatility and dividend yield (the “substitute ADS selection criteria”). A company is subject to a “hedging restriction” if we or any of our affiliates are subject to a trading restriction under our or any of our affiliates’ trading restriction policies that would materially limit our or any of our affiliates’ ability to hedge the notes with respect to the ADSs of such company. The substitute ADS will be deemed to be the reference asset and the calculation agent will determine the reference asset calculation amount by reference to the substitute ADS and adjust the initial value of the reference asset and the barrier value for such situation.

In any such case, unless otherwise specified in the relevant pricing supplement, to the extent that the reference asset value amount is, pursuant to the relevant pricing supplement, otherwise due at maturity, we will deliver the reference asset value amount (payable in U.S. dollars). On any date, the applicable exchange rate will be the WM/Reuters Closing spot rate of the local currency of the foreign stock relative to the U.S. dollar as published by Reuters on the relevant page for such rate, or Bloomberg page WMCO, in each case at approximately 4:15 P.M., London time, for such date. However, if such rate is not displayed on the relevant Reuters page or Bloomberg page WMCO on any date, the applicable exchange rate on such day will be equal to the average (mean) of the bid quotations in New York City solicited and received by the calculation agent at approximately 3:00 P.M., New York City time, on such date, from as many recognized foreign exchange dealers (provided that each such dealer commits to execute a contract at its applicable bid quotation), but not exceeding three, as will make such bid quotations available to the calculation agent for the purchase of the applicable foreign currency for U.S. dollars for settlement on the final valuation date in the aggregate amount of the applicable foreign currency payable to holders of the notes. If the calculation agent is unable to obtain at least one such bid quotation, the calculation agent will determine the exchange rate.

Reference Assets Consisting of an Index

If the index sponsor of an index that is the reference asset (“original index”) discontinues publication of or otherwise fails to publish any index comprising a part of the reference asset and that index sponsor or another entity publishes a successor index that the calculation agent determines to be comparable to the discontinued index (that index being referred to in this section as a “successor index”), then such successor index shall be deemed to be the reference asset.

If the index sponsor of an original index discontinues publication of or otherwise fails to publish any index comprising a part of the reference asset and that index sponsor or another entity fails to publish a successor index, then the calculation agent may select a substitute index. A “substitute index” will be an index that has substantially the same underlying securities or similar types (in the calculation agent’s sole discretion) of underlying securities as the original index and is the most comparable to the original index, in each case as determined by the calculation agent based upon criteria it selects in its sole discretion, which may include (but the calculation agent shall not be required to include) aggregate market capitalization and price volatility. The substitute index will be deemed to be the reference asset and the calculation agent will determine the closing value or trading value, as applicable, of the reference asset on any date (including the determination of the final value of the reference asset) by reference to the substitute index and adjust the initial value of the reference asset and the barrier value for such substitute index.

If the calculation agent determines that no successor index or substitute index comparable to the original index exists, then the calculation agent will determine the value to be used for the level of the index. The value to be used for the level of the index will be computed by the calculation agent in the same general manner previously used by the applicable index sponsor and will reflect the methodology of that index through the trading day on which that index was last in effect preceding the date of discontinuance. In that case, the calculation agent will treat any business day on which the primary exchange for futures or options contracts relating to the underlying securities of the affected index is open for trading as a trading day for that index for purposes of the determination of the level of the index. In that event, the calculation agent will provide written notice to the trustee of these calculations and adjustments, and the trustee will furnish written notice thereof, to the extent the trustee is required to under the indenture, to each noteholder, or in the case of global notes, the depositary, as holder of the global notes.

If at any time an index that is the reference asset is, or the underlying securities of an index that is the reference asset are, changed in a material respect, or if the index in any other way is modified so that the level of the index does not, in the opinion of the calculation agent, fairly represent the level of the index had those changes or modifications not been made, then, from and after that time, the calculation agent will make those calculations and adjustments as may be necessary in order to arrive at a level of the index comparable to the index serving as the reference asset, as if those changes or modifications had not been made, and determine the trading level of the reference asset or the closing level of the reference asset, as applicable, by reference to the level of the index, as adjusted. Accordingly, if the index is modified in a way that the level of the index is a fraction of what it would have been if it had not been modified, then the calculation agent will adjust the level in order to arrive at a level of the index as if it had not been modified. The calculation agent also may determine that no adjustment is required by the modification of the method of calculation.

Reference Assets Consisting of a Share of an ETF

If shares of an ETF, one of which is the reference asset (such ETF, an “original ETF”), are delisted or trading of such shares is suspended on the primary exchange for such shares, and such shares are immediately re-listed or approved for trading on a successor exchange which is a national securities exchange, then such shares will continue to be deemed the reference asset.

If shares of an original ETF are delisted or trading of such shares is suspended on the primary exchange for such shares, and such shares are not immediately re-listed or approved for trading on a successor exchange which is a national securities exchange, then the calculation agent may select a share of a substitute ETF. A “substitute ETF” will be that exchange traded fund, which is listed or approved for trading on a major U.S. exchange or market, and that (i) satisfies all regulatory standards applicable to equity-linked securities at the time of such selection, (ii) has the same underlying index as the original ETF and (iii) is the most comparable to the original ETF as determined by the calculation agent based upon various criteria including but not limited to market capitalization, price volatility and dividend yield. A share of the substitute ETF will be deemed to be the reference asset and the calculation agent will determine the reference asset calculation amount by reference to a share of the substitute ETF and adjust the initial value of the reference asset and the barrier value for such situation.

If the calculation agent determines that no substitute ETF comparable to the original ETF exists, then the calculation agent will deem the closing price of shares of the original ETF on the trading day immediately prior to their delisting or suspension to be the trading price and the closing price, as applicable, of shares of the original ETF on every remaining trading day to, and including, the final valuation date.

If at any time the underlying index of an ETF a share of which is the reference asset is changed in a material respect, or if the ETF in any other way is modified so that the price of its shares does not, in the opinion of the calculation agent, fairly represent the price of a share of the ETF had those changes or modifications not been made, then, from and after that time, the calculation agent will make those calculations and adjustments as may be necessary in order to arrive at a price of a share of an ETF comparable to the share of the ETF serving as the reference asset, as if those changes or modifications had not been made, and determine the trading price of the reference asset or the closing price of the reference asset, as applicable, by reference to the price of the share of the ETF, as adjusted. Accordingly, if the ETF is modified in a way that the price of its shares is a fraction of what it would have been if it had not been modified, then the calculation agent will adjust the price in order to arrive at a price of the share of the ETF as if it had not been modified. The calculation agent also may determine that no adjustment is required by the modification of the method of calculation.

Default Amount on Acceleration

Unless otherwise specified in the relevant pricing supplement, in case an event of default with respect to the notes shall have occurred and be continuing, the amount declared due and payable on the notes upon any acceleration of the notes will be determined by the calculation agent and will be an amount in cash equal to the amount payable as described above under the caption “—Payment of Cash Settlement Amount on the Maturity Date,” above calculated as if the date of acceleration were the final valuation date.

If the maturity of the notes is accelerated because of an event of default, we will, or will cause the calculation agent to, provide written notice to the trustee at its New York office, on which notice the trustee may conclusively rely, and to the depositary, of the cash amount due with respect to the notes as promptly as possible and in no event later than two business days after the date of acceleration.

Role of Calculation Agent

The calculation agent will make all determinations regarding the interest payment or payments; the closing value or trading value of the reference asset; the primary or principal market on which the reference asset, its underlying securities or component securities or options related thereto are traded; the final value of the reference asset; the cash settlement amount, if any; the reference asset calculation amount; the reference asset value amount, if any; anti-dilution adjustments; market disruption events; successor reference assets; the maturity date; the final valuation date; business days; trading days; the amount payable on your notes at maturity; the primary markets on which shares and ETFs are traded; and any other determination as applicable or specified in the relevant pricing supplement. In making its determinations in respect of your notes, the calculation agent will consult such sources, including market information resources it typically uses in its business, as it deems relevant to the determination it is making. Absent manifest error, all determinations of the calculation agent will be final and binding on you and us, without any liability on the part of the calculation agent.

Nomura Securities International, Inc., our affiliate, is currently serving as the calculation agent for the notes. Unless otherwise specified in the relevant pricing supplement, Nomura Securities International, Inc. or one of its affiliates will act as the calculation agent for your notes. We may change the calculation agent for your notes at any time without notice and the calculation agent may resign as calculation agent at any time upon 60 days’ written notice to us.

Special Calculation Provisions

Business Day

Unless otherwise specified in the relevant pricing supplement, when we refer to a business day with respect to your notes, we mean a day that is a New York business day as described in the accompanying prospectus.

Trading Day

Unless otherwise specified in the relevant pricing supplement, when we refer to a trading day with respect to your notes, we mean:

•	with respect to notes linked to a reference asset that is an equity security or a share of an ETF, a day on which the principal securities market for the reference asset is open for trading, or

•	with respect to notes linked to a reference asset that is an index, a day on which such index is calculated and published by the applicable index sponsor.

Scheduled Trading Day

Unless otherwise specified in the relevant pricing supplement, when we refer to a scheduled trading day with respect to your notes, we mean:

•

with respect to notes linked to a reference asset that is an equity security or a share of an ETF, a day on which the principal securities market for the reference asset is scheduled to be open for trading for its regular trading session, or

•

with respect to notes linked to a reference asset that is an index, a day on which such index is scheduled to be calculated and published by the applicable index sponsor in accordance with such index sponsor’s published schedule or calendar.

Closing Price

Unless otherwise specified in the relevant pricing supplement, with respect to any reference asset that is an equity security or a share of an ETF, the closing price on any day will be equal to the closing sale price or last reported sale price, regular way, for the security or share of the ETF, on a per-share or other unit basis:

•	on the principal national securities exchange on which that reference asset is listed for trading on that day, or

•

if that security is, or shares of that ETF are, not quoted on any national securities exchange on that day, on any other market system or quotation system that is the primary market for the trading of that reference asset.

If that reference asset is not listed or traded as described above, then the closing price for that reference asset on any day will be the average, as determined by the calculation agent, of the bid prices for the reference asset obtained from as many dealers in that reference asset selected by the calculation agent as will make those bid prices available to the calculation agent. The number of dealers need not exceed three and may include the calculation agent or any of its or our affiliates.

Trading Price

Unless otherwise specified in the relevant pricing supplement, with respect to any reference asset that is an equity security or a share of an ETF, the trading price at any time on any day will be the sale price, regular way, for the security or share of the ETF, on a per-share or other unit basis:

•	on the principal national securities exchange on which that reference asset is listed for trading on that day, or

•

if that security, or share of that ETF, is not quoted on any national securities exchange on that day, on any other market system or quotation system that is the primary market for the trading of that reference asset.

If that reference asset is not listed or traded as described above, then the trading price for that reference asset on any day will be the average, as determined by the calculation agent, of the bid prices for the reference asset obtained from as many dealers in that reference asset selected by the calculation agent as will make those bid prices available to the calculation agent. The number of dealers need not exceed three and may include the calculation agent or any of its or our affiliates.

Closing Level

Unless otherwise specified in the relevant pricing supplement, with respect to any reference asset that is an index, the closing level on any day will be the official closing level of the index or any successor index published by the index sponsor on that day.

Trading Level

Unless otherwise specified in the relevant pricing supplement, with respect to any reference asset that is an index, the trading level on any day will be the official level of the index or any successor index published by the index sponsor as of the relevant time on that trading day.

HYPOTHETICAL EXAMPLES

The relevant pricing supplement may include a table or chart showing a hypothetical cash settlement amount for your notes that will be paid at maturity, based on a range of hypothetical final value of the reference asset and on various key assumptions shown in the relevant pricing supplement.

Any table or chart showing hypothetical amounts will be provided for purposes of illustration only. It should not be viewed as an indication or prediction of future investment results. Rather, it is intended merely to illustrate the impact of various hypothetical prices or levels of the reference asset on the final valuation date, as calculated in the manner described in the relevant pricing supplement and assuming all other variables remained constant. The hypothetical amounts listed in the relevant pricing supplement will be entirely hypothetical. They will be based on hypothetical prices or levels for the reference asset that may not be achieved on the final valuation date, and on assumptions that may prove to be erroneous.

As calculated in the relevant pricing supplement, the hypothetical amounts on your notes at maturity may bear little or no relationship to the actual market value of your notes on that date or at any other time, including any time you might wish to sell your notes. In addition, you should not view the hypothetical amounts as an indication of the possible financial return on an investment in your notes, since the financial return will be affected by various factors, including taxes, that the hypothetical information does not take into account. Moreover, whatever the financial return on your notes might be, it may bear little relation to—and may be much less than—the financial return that you might achieve were you to invest in the reference asset. Among other things, an investment in the reference asset is likely to have tax consequences that are different from an investment in your notes.

We describe various risk factors that may affect the market value of your notes, and the unpredictable nature of that market value, under “Additional Risk Factors Specific to the Notes” in this product prospectus supplement.

We cannot predict the prices or the levels of the reference asset or, therefore, the final value of the reference asset for your notes. Moreover, the assumptions we make in connection with any hypothetical information in the relevant pricing supplement may not reflect actual events. Consequently, that information may give little or no indication of the amount that will be delivered in respect of your notes at maturity, nor should it be viewed as an indication of the financial return on your notes or of how that return might compare to the financial return on an investment directly in the reference asset.

USE OF PROCEEDS AND HEDGING

We will use the net proceeds we receive from the sale of the notes for the purposes we describe in the accompanying prospectus under “Use of Proceeds and Hedging.” We or our affiliates may also use those proceeds in transactions intended to hedge our obligations under the notes as described below.

In connection with the sale of the notes, our affiliates may enter into hedging transactions involving purchases of the reference asset, equity securities, shares of an ETF, the underlying securities, foreign stock, or the component securities, as the case may be, or by purchasing futures and/or other derivative instruments linked to the reference asset, equity securities, an equity index, shares of an ETF, foreign stock, the underlying securities, the underlying index, or the component securities, as the case may be. We also expect that our affiliates will adjust these hedges by, among other things, purchasing or selling any of the foregoing, and perhaps other instruments linked to the reference asset, the underlying securities, the underlying index, or the component securities, as the case may be, at any time and from time to time, and to unwind the hedge by selling any of the foregoing on or before the final valuation date for the notes. Our affiliates’ hedging activities may result in us or our affiliates receiving a substantial return on these hedging activities even if your investment in the notes results in a loss to you.

The hedging activity discussed above may adversely affect the market value of the notes from time to time. See “Additional Risk Factors Specific to the Notes—Our or Our Affiliates’ Business Activities May Create Conflicts of Interest,” and “—Our or Our Affiliates’ Hedging and Trading Activities May Adversely Affect the Market Value of the Notes” in this product prospectus supplement for a discussion of these adverse effects.

REFERENCE ASSET ISSUER OR SPONSOR

In the relevant pricing supplement, if the reference asset applicable to your notes is an equity security, we will provide summary information on the business of the reference asset issuer based on its publicly available documents. We take no responsibility for the accuracy or completeness of such information. If the reference asset applicable to your notes is an index or ETF, we will provide certain information about the reference asset in the relevant pricing supplement.

Where Information About the Reference Asset Issuer Can Be Obtained

A reference asset that is an equity security will be registered under the Exchange Act. Companies with securities registered under the Exchange Act are required to file financial and other information specified by the U.S. Securities and Exchange Commission (“SEC”) periodically. In addition, registered investment companies that manage exchange-traded funds are required to provide or file periodically certain financial and other information specified by the SEC pursuant to the Exchange Act and the Investment Company Act of 1940, as amended. Information provided to or filed with the SEC and can be inspected and copied by you at the SEC’s Public Reference Room located at 100 F Street, N.E., Washington, D.C. 20549, at prescribed rates. The public may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. In addition, information filed by the reference asset issuer with the SEC electronically is available to the public over the Internet at the SEC’s website at http://www.sec.gov. Information filed with the SEC by the reference asset issuer under the Exchange Act can be located by referencing its SEC file number. In addition, information about the reference asset issuer may be obtained from other sources including, but not limited to, press releases, newspaper articles and other publicly disseminated information. We make no representation or warranty as to the accuracy or completeness of any such information.

This product prospectus supplement and the relevant pricing supplement relate only to the notes offered by us and do not relate to the reference asset or other securities of the issuer of the reference asset. We will derive all disclosures contained in the relevant pricing supplement regarding the reference asset that is an equity security from the publicly available documents described above. Neither we nor the agent have participated in the preparation of such documents or made any due diligence inquiry with respect to the reference asset in connection with the offering of the notes. Neither we nor the agent make any representation that such publicly available documents or any other publicly available information regarding the reference asset are accurate or complete. Furthermore, we cannot give any assurance that all events occurring prior to the date of the relevant pricing supplement (including events that would affect the accuracy or completeness of the publicly available documents described above) that would affect the trading price of the reference asset that is an equity security (and therefore the initial value of the reference asset and the barrier value) have been publicly disclosed. Subsequent disclosure of any such events or the disclosure of or failure to disclose material future events concerning the reference asset could affect the value you will receive on the maturity date with respect to the notes and therefore the trading prices of the notes. Neither we nor any of our affiliates have any obligation to disclose any information about the reference asset after the date of the relevant pricing supplement.

For notes linked to a reference asset that is a share of an ETF, the reference asset may be an investment fund that seeks investment results that correspond generally to the price and yield performance, before fees and expenses, and with certain variations for timing mismatches, of an underlying index. While ETFs track the performance of an index, ETFs also trade as securities on stock exchanges.

We and/or our affiliates may presently or from time to time engage in business with the reference asset issuer or sponsor, the sponsor of the underlying index of an ETF, the share of which is a reference asset, or the issuers of the component securities of an ETF or the underlying securities of an index that is a reference asset, including extending loans to, or making equity investments in, or providing advisory services to such companies, including merger and acquisition advisory services. In the course of such business, we and/or our affiliates may acquire non-public information with respect to such companies and, in addition, one or more of our affiliates may publish research reports with respect to such companies. The statement in the preceding sentence is not intended to affect the rights of holders of the notes under the securities laws. As a prospective purchaser of the notes, you should undertake such independent investigation of the reference asset as in your judgment is appropriate to make an informed decision with respect to an investment in the reference asset.

HISTORICAL REFERENCE ASSET INFORMATION

We may provide historical information on the value of the reference asset in the relevant pricing supplement. You should not take any such historical prices or levels as an indication of future performance. The actual performance of the reference asset over the term of the notes, as well as the amount payable at maturity, may bear little relation to the historical prices or levels of the reference asset. We cannot predict the future performance of the reference asset, and we cannot give you any assurance that the final value of the reference asset will not fall below the barrier value and the initial value of the reference asset, thus reducing or eliminating any cash payment in addition to accrued and unpaid interest you may receive on the notes on the maturity date.

Because the cash settlement amount, if any, payable on your notes is linked to the closing value of the reference asset value on the final valuation date, and is to be determined under a formula that caps the rate of return on your notes, the rate of return on your notes may be less than that on the reference asset over a comparable period. See “Additional Risk Factors Specific to the Notes—Your Return May Be Lower Than the Return on Other Debt Securities of Comparable Maturity,” “Additional Risk Factors Specific to the Notes—You Will Not Benefit from Any Appreciation in the Reference Asset Above the Initial Value of the Reference Asset, and the Maximum Payment You May Receive at Maturity Is Limited to the Principal Amount of the Notes, Plus Accrued and Unpaid Interest” and “Additional Risk Factors Specific to the Notes—Owning the Notes Is Not the Same as Owning the Reference Asset or a Security Directly Linked to the Performance of the Reference Asset or Its Component Securities or Underlying Securities” in this product prospectus supplement for more information about this risk.

SUPPLEMENTAL DISCUSSION OF U.S. FEDERAL INCOME TAX CONSEQUENCES

This section supplements the discussion under “United States Taxation” in the accompanying prospectus. It applies to you only if you hold notes as capital assets for tax purposes. This section does not apply to you if you are a member of a special class of holders subject to special rules, including:

•	a dealer in securities or currencies,

•	a trader in securities that elects to use a mark-to-market method of accounting for your securities holdings,

•	a bank,

•	a life insurance company,

•	a thrift institution,

•	a regulated investment company,

•	a tax-exempt organization,

•	a person that owns notes that are a hedge or that are hedged against interest rate or currency risks,

•	a person that owns notes as part of a straddle or conversion transaction for tax purposes,

•	a person that purchases or sells notes as part of a wash sale for tax purposes,

•	a United States holder (as defined below) whose functional currency for tax purposes is not the U.S dollar, or

•	a person subject to the alternative minimum tax.

This discussion is based on the Internal Revenue Code of 1986, as amended (the “Code”), its legislative history, existing and proposed regulations under the Code, published rulings and court decisions, all as currently in effect. These laws are subject to change, possibly on a retroactive basis. This discussion deals only with notes that are due to mature no more than 30 years from their date of issue.

Any particular offering of notes may also have features or terms that cause the U.S. federal income tax treatment of the notes to differ materially from the discussion below. If such features are applicable to any particular offering, the relevant pricing supplement will so state and discuss the U.S. federal income treatment of that offering. In all cases, you should consult with your own tax advisor concerning the consequences of investing in and holding any particular note you propose to purchase.

If a partnership holds the notes, the U.S. federal income tax treatment of a partner will generally depend on the status of the partner and the tax treatment of the partnership. A partner in a partnership holding the notes should consult its tax advisor with regard to the U.S. federal income tax treatment of an investment in the notes.

You should consult your tax advisor concerning the U.S. federal income tax and other tax consequences of your investment in the notes in your particular circumstances, including the application of state, local or other tax laws and the possible effects of changes in federal or other tax laws.

Except as otherwise noted under “—United States Alien Holders” below, this discussion is only applicable to you if you are a United States holder. You are a United States holder if you are a beneficial owner of a note and you are: (i) a citizen or resident of the United States; (ii) a domestic corporation; (iii) an estate whose income is subject to U.S. federal income tax regardless of its source; or (iv) a trust if a U.S. court can exercise primary supervision over the trust’s administration and one or more U.S. persons are authorized to control all substantial decisions of the trust.

NO STATUTORY, JUDICIAL OR ADMINISTRATIVE AUTHORITY DIRECTLY DISCUSSES HOW THE NOTES SHOULD BE TREATED FOR UNITED STATES FEDERAL INCOME TAX PURPOSES. AS A RESULT, THE UNITED STATES FEDERAL INCOME TAX CONSEQUENCES OF YOUR INVESTMENT IN THE NOTES ARE UNCERTAIN. ACCORDINGLY, WE URGE YOU TO CONSULT YOUR TAX ADVISOR AS TO THE TAX CONSEQUENCES OF HAVING AGREED TO THE REQUIRED TAX TREATMENT OF YOUR NOTES DESCRIBED BELOW AND AS TO THE APPLICATION OF STATE, LOCAL OR OTHER TAX LAWS TO YOUR INVESTMENT IN YOUR NOTES.

It is the opinion of Sullivan & Cromwell LLP that it would be reasonable to treat your notes as an investment unit consisting of (i) a non-contingent debt instrument that we issued to you for an amount equal to the principal amount of the notes (the “debt portion”) and (ii) a contingent put option contract (the “put option”) in respect of the reference asset that you sold to us in exchange for a portion of the stated interest on the notes (the “put premium”). The relevant pricing supplement will set forth the portion of the stated interest payment on the notes that is allocable to each of the debt portion and the put premium. The terms of the notes require you and us (in the absence of a statutory, regulatory, administrative or judicial ruling to the contrary) to treat the notes for all tax purposes in the manner set forth in this paragraph. In purchasing your notes, you agree to these terms. Except as otherwise noted below, the discussion below assumes that the notes will be so treated. In addition, the discussion herein assumes that the notes will be issued for the principal amount of the notes. The relevant pricing supplement will address the tax treatment of notes that are issued at a discount or premium to its principal amount.

United States Holders

If the notes have a term greater than one year, amounts treated as interest on the debt portion would be includible in income by you in accordance with your regular method of accounting for interest for United States federal income tax purposes. For further discussion, please see the discussion under “United States Taxation—United States Holders—Payments of Interest” in the accompanying prospectus. If the notes have a term of one year or less, amounts treated as interest on the debt portion would be subject to the general rules governing interest payments on short-term notes and would be required to be accrued by accrual-basis taxpayers (and cash-basis taxpayers that elect to accrue interest currently) on either the straight-line method, or, if elected, the constant yield method, compounded daily. Cash-basis taxpayers would likely include interest into income upon receipt of such interest. For further discussion, please see the discussion under “United States Taxation—United States Holders—Short-Term Debt Securities” in the accompanying prospectus.

Amounts treated as put premium should generally be deferred and accounted for upon the sale or maturity of the notes, as discussed below.

A payment of the principal amount of your notes upon the maturity of your notes (excluding cash attributable to the final interest payment) would likely be treated as (i) payment in full of the principal amount of the debt portion, which would likely not result in the recognition of gain or loss if you are an initial purchaser of your notes, and (ii) the lapse of the put option, which would likely result in your recognition of short-term capital gain in an amount equal to the amount of put premium received and deferred over the term of the notes as described in the preceding paragraph.

A payment of less than the principal amount of your notes upon the maturity of your notes (excluding cash attributable to the final interest payment) would likely be treated as (i) payment in full of the principal amount of the debt portion, which would likely not result in the recognition of gain or loss if you are an initial purchaser of the notes, and (ii) the deemed exercise by us of the put option. Under such characterization, you should generally recognize short-term capital gain or loss in an amount equal to the difference between (i) the principal amount of your notes and (ii) the sum of (a) the amount of cash you receive at maturity (excluding cash attributable to the final interest payment) and (b) the total put premium received (which includes the put premium received at maturity).

Upon a sale of your notes you would be required to apportion the value of the amount you receive between the debt portion and put option on the basis of the values thereof on the date of the sale. You would recognize gain or loss with respect to the debt portion in an amount equal to the difference between the amount of the sales proceeds apportioned to the debt portion and your adjusted United States federal income tax basis in the debt portion (which would generally be equal to the principal amount of your notes if you are an initial purchaser of your notes). Except to the extent attributable to accrued but unpaid interest that the United States holder has not included in income currently, which will be treated as ordinary interest income, such gain or loss with respect to the debt portion would be capital gain or loss. This capital gain or loss should be long-term capital gain or loss if a United States holder is treated as having held the debt portion for more than one year at the time of such disposition. The amount of cash that is apportioned to the put option (together with any amount of put premium received in respect thereof and deferred as described above) would be treated as short-term capital gain. If the value of the debt portion on the date of the sale of your notes is in excess of the amount you receive upon such sale, you would likely be treated as having made a payment to the purchaser equal to the amount of such excess in order to extinguish your rights and obligations under the put option. In such a case, you would likely recognize short-term capital gain or loss in an amount equal to the difference between the put premium you previously received in respect of the put option and the amount of the deemed payment made by you to extinguish the put option. The deductibility of capital losses by United States holders is subject to limitations.

If you are a secondary purchaser of your notes and the notes have a term of more than one year, you would be required to allocate your purchase price for your notes between the debt portion and the put option based on the respective fair market values of each on the date of purchase. If, however, the value of the debt portion is in excess of your purchase price for your notes, you would likely be treated for tax purposes as having paid nothing for the put option and as having received a payment for obligating yourself under the put option (which will be deferred as described above) in an amount equal to such excess. The portion of your purchase price that is allocated to the put option would likely be offset for tax purposes against amounts you subsequently receive with respect to the put option (including amounts received upon a sale of the notes that are attributable to the put option), thereby reducing the amount of gain or increasing the amount of loss you would recognize with respect to the put option. If the portion of your purchase price allocated to the debt portion is at a discount from the principal amount of the notes, the special rules for market discount may apply. For further discussion, please see “United States Taxation—United States Holders—Market Discount” in the accompanying prospectus. If you purchase your notes for an amount in excess of its principal amount, you may elect to treat the excess as amortizable bond premium. For further discussion, please see “United States Taxation—United States Holders—Debt Securities Purchased at a Premium” in the accompanying prospectus.

If you are a secondary purchaser of the notes and the notes have a term of one year or less, you would be required to allocate your purchase price for your notes between the debt portion and put option in the manner described in the preceding paragraph. If the portion of your purchase price allocated to the debt portion is at a discount from the principal amount of the notes, special rules applicable to short-term debt instruments may apply. For further discussion see the discussion under “United States Taxation—United States Holders—Short-Term Debt Securities” in the accompanying prospectus. You should consult your tax advisor with respect to such rules if you are considered to purchase the debt portion at a discount.

Alternative Treatments. There are no regulations, published rulings or judicial decisions addressing the treatment for U.S. federal income tax purposes of instruments with terms that are substantially the same as the notes, and the Internal Revenue Service could assert that the notes should be taxed differently than in the manner described above.

For example, if the notes have a term of more than one year, it is possible that the notes could be treated as a single debt instrument subject to the special U.S. Treasury Regulations governing contingent debt instruments. If the notes are so treated, the amount of interest you would be required to take into account for each accrual period would be determined by constructing a projected payment schedule for your notes and applying rules similar to those for accruing original issue discount on a hypothetical non-contingent debt instrument with that projected payment schedule. This method is applied by first determining the yield at which we would issue a non-contingent fixed rate debt instrument with other terms and conditions similar to the notes and then determining as of the issue date a payment schedule (including all fixed payments of interest actually provided for and a hypothetical payment at maturity) that would produce the comparable yield. These rules would generally have the effect of (i) treating each payment of stated interest on your notes in part as a return of interest that was previously accrued based on the comparable yield for the notes and thereafter as a tax-free return of capital and (ii) requiring you to use an accrual (rather than the cash receipts and disbursements) method of accounting with respect to interest on your notes.

If your notes are treated as a contingent debt instrument and you purchase your notes in the secondary market at a price that is at a discount from, or in excess of, the adjusted issue price of your notes, such excess or discount would not be subject to the generally applicable market discount and amortizable bond premium rules described in the accompanying prospectus but rather would be subject to special rules set forth in Treasury Regulations governing contingent debt instruments. Accordingly, if you purchase your notes in the secondary market at a price other than the adjusted issue price of your notes, you should consult your tax advisor as to the possible application of such rules to you.

Alternatively, if the notes have a term of one year or less, it is possible that your security could be treated as a single contingent short-term debt instrument. However, there are no specific rules that govern this type of instrument and therefore if your notes were characterized as a single contingent short-term debt instrument, the tax treatment of your notes would not be entirely clear.

In addition, it is possible that you may be required to include the entire coupon into income when it is received. It is also possible that your notes may be characterized in whole or in part as a notional principal contract.

You should consult with your own tax advisor as to the possible alternative treatments in respect of the notes.

United States Alien Holders

This subsection describes the tax consequences to a United States alien holder. You are a United States alien holder if you are the beneficial owner of a note and are, for United States federal income tax purposes:

•	a nonresident alien individual;

•	a foreign corporation; or

•	an estate or trust that in either case is not subject to United States federal income tax on a net income basis on income or gain from a note.

If you are a United States holder, this subsection does not apply to you.

If you are a United States alien holder, subject to the discussion of backup withholding below, payments of interest in respect of the debt portion should not be subject to U.S. federal income tax or withholding tax provided that you comply with the requirements described under “United States Taxation—United States Alien Holders” in the accompanying prospectus. Furthermore, subject to the discussion of backup withholding below, payments of put premium should not be subject to U.S. federal income tax or withholding tax. As discussed above, the U.S. federal income tax treatment of the notes is uncertain and as a result, the paying agent with respect to your notes may determine to withhold U.S. federal income tax at a 30% rate (or at a lower rate under an applicable income tax treaty) with respect to the coupons paid on the notes. For further discussion of the tax considerations applicable to United States alien holders, please see the discussion under “United States Taxation—United States Alien Holders” in the accompanying prospectus.

As discussed above, alternative characterizations of the notes for U.S. federal income tax purposes are possible. It is therefore possible that the Internal Revenue Service could impose a 30% tax on the entire amount of the stated interest that you receive in respect of the Notes even if we have not imposed such withholding. Furthermore, should an alternative characterization of the notes, by reason of a change or clarification of the law, by regulation or otherwise, cause payments with respect to the notes to become subject to withholding tax, we will withhold tax at the applicable statutory rate and we will not make payments of any additional amounts. Prospective United States alien holders of the notes should consult their own tax advisors in this regard.

You will be subject to generally applicable information reporting and backup withholding requirements with respect to payments on your notes at maturity and, notwithstanding that we intend to treat a portion of the payments under notes as a premium for a put option (rather than debt) for tax purposes, we intend to backup withhold on such payments with respect to your notes unless you comply with the requirements necessary to avoid backup withholding on debt instruments (in which case you will not be subject to such backup withholding) as set forth under “United States Taxation—Backup Withholding and Information Reporting—United States Alien Holders” in the accompanying prospectus.

Backup Withholding and Information Reporting.  See the discussion under “United States Taxation—Backup Withholding and Information Reporting” in the accompanying prospectus for a description of the applicability of the backup withholding and information reporting rules to United States holders and United States alien holders with respect to payments made on your notes, and a discussion of recently enacted legislation with respect to “foreign financial assets.” Due to the repeal of previously enacted legislation, it is no longer the case that certain payments in respect of notes made to corporate United States holders after December 31, 2011 may be subject to information reporting and backup withholding.

EMPLOYEE RETIREMENT INCOME SECURITY ACT

This section is only relevant to you if you are an insurance company or the fiduciary of a pension plan or an employee benefit plan (including a governmental plan, an IRA or a Keogh Plan) proposing to invest in the notes.

The U.S. Employee Retirement Income Security Act of 1974, as amended (“ERISA”) and the Code, prohibit certain transactions (“prohibited transactions”) involving the assets of an employee benefit plan that is subject to the fiduciary responsibility provisions of ERISA or Section 4975 of the Code (including individual retirement accounts, Keogh plans and other plans described in Section 4975(e)(1) of the Code) (a “plan”) and certain persons who are “parties in interest” (within the meaning of ERISA) or “disqualified persons” (within the meaning of the Code) with respect to the plan; governmental plans may be subject to similar prohibitions unless an exemption applies to the transaction. The assets of a plan may include assets held in the general account of an insurance company that are deemed “plan assets” under ERISA or assets of certain investment vehicles in which the plan invests. Each of Nomura and certain of its affiliates may be considered a “party in interest” or a “disqualified person” with respect to many plans, and, accordingly, prohibited transactions may arise if the notes are acquired by or on behalf of a plan unless those notes are acquired and held pursuant to an available exemption. In general, available exemptions are: transactions effected on behalf of that plan by a “qualified professional asset manager” (prohibited transaction exemption 84-14) or an “in-house asset manager” (prohibited transaction exemption 96-23), transactions involving insurance company general accounts (prohibited transaction exemption 95-60), transactions involving insurance company pooled separate accounts (prohibited transaction exemption 90-1), transactions involving bank collective investment funds (prohibited transaction exemption 91-38) and transactions with service providers under Section 408(b)(17) of ERISA and Section 4975(d)(20) of the Code where the plan receives no less and pays no more than “adequate consideration” (within the meaning of Section 408(b)(17) of ERISA and Section 4975(f)(10) of the Code). The person making the decision on behalf of a plan or a governmental plan shall be deemed, on behalf of itself and the plan, by purchasing and holding the notes, or exercising any rights related thereto, to represent that (a) the plan will receive no less and pay no more than “adequate consideration” (within the meaning of Section 408(b)(17) of ERISA and Section 4975(f)(10) of the Code) in connection with the purchase and holding of the notes, (b) none of the purchase, holding or disposition of the notes or the exercise of any rights related to the notes will result in a nonexempt prohibited transaction under ERISA or the Code (or, with respect to a governmental plan, under any similar applicable law or regulation), and (c) neither Nomura nor any of its affiliates is a “fiduciary” (within the meaning of Section 3(21) of ERISA) or, with respect to a governmental plan, under any similar applicable law or regulation) with respect to the purchaser or holder in connection with such person’s acquisition, disposition or holding of the notes, or as a result of any exercise by Nomura or any of its affiliates of any rights in connection with the notes, and no advice provided by Nomura or any of its affiliates has formed a primary basis for any investment decision by or on behalf of such purchaser or holder in connection with the notes and the transactions contemplated with respect to the notes.

If you are an insurance company or the fiduciary of a pension plan or an employee benefit plan (including a governmental plan, an IRA or a Keogh plan), and propose to invest in the notes, you should consult your legal counsel.

We are responsible for the information contained or incorporated by reference in this product prospectus supplement, the accompanying prospectus and in any free writing prospectus or pricing supplement we may authorize to be delivered to you. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. We are not, and the agents are not, making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should not assume that the information contained in this product prospectus supplement, the accompanying prospectus, the documents incorporated by reference or any free writing prospectus or pricing supplement we may authorize to be delivered to you is accurate as of any date other than the dates thereon. Our business, financial condition, results of operations and prospects may have changed since those dates.

Nomura America Finance, LLC

Senior Global Medium-Term Notes, Series A

Fully and Unconditionally Guaranteed by

Nomura Holdings, Inc.

Cash-Settled Reverse Exchangeable Notes Linked to an Equity Security, an Equity Index, a Share of an Exchange Traded Fund or Other Equity Instrument or Measure

November 23, 2011